Exhibit 4.21

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

16 December 2025

Amendment and Restatement Agreement

In respect of the Original Subscription Agreement

between

Nyxoah SA

as Issuer

CVI Investments, Inc.

as Initial Subscriber

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Table of Contents

1.	Definitions and Interpretation	3
2.	Amendment and Restatement	3
3.	Costs and Expenses	4
4.	Notices	4
5.	Severability	4
6.	Counterparts	4
7.	Contracts (Rights of Third Parties) Act 1999	4
8.	Governing Law and Jurisdiction	4

2

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

This Agreement is made on 16 December 2025

Between:

(1)

Nyxoah SA, a public limited liability company incorporated and existing under the laws of Belgium, registered with the Crossroads Bank for Enterprises (Kruispuntbank van Ondernemingen/Banque-Carrefour des Entreprises) under number 0817149675 (Register of Legal Entities Brabant Wallon), whose registered office is at Rue Edouard Belin 12, 1435 Mont-Saint-Guibert, Belgium (the “Issuer”); and

(2)	CVI INVESTMENTS INC., a Cayman Islands exempted company (the “Initial Subscriber”),

Whereas:

(A)	The Issuer and the Initial Subscriber entered into a subscription agreement dated 13 November 2025 (the “Original Subscription Agreement”).
(B)	The parties hereto are entering into this Agreement in order to amend and restate the Original Subscription Agreement.

It is agreed as follows:

1.	Definitions and Interpretation
1.1	Definitions

In this Agreement, the term:

“Amended and Restated Subscription Agreement” means the Original Subscription Agreement as amended and restated by this Agreement in the form set out in Annex 1 (Form of Amended and Restated Bond Agreement).

“Original Subscription Agreement” has the meaning given to it in Recital (A).

Terms defined in the Amended and Restated Subscription Agreement shall have the same meaning herein, unless otherwise defined herein or the context otherwise requires.

1.2	Construction

The principles of construction set out in clause 1.2 (Interpretation) of the Amended and Restated Subscription Agreement shall have effect as if set out in this Agreement, mutatis mutandis, and in addition any reference in this Agreement to an Annex is, unless otherwise stated, to an Annex hereof and the Annexes form an integral part of this Agreement.

2.	Amendment and Restatement

With effect at and from the date of this Agreement, each of the Issuer and the Initial Subscriber consents and agrees that the Original Subscription Agreement will be amended and restated in its entirety so that it reads and is construed for all purposes as set out in Annex 1 (Form of Amended and Restated Subscription Agreement). Save as amended by this Agreement, the provisions of the Original Subscription Agreement, the obligations of the Parties and all the rights of the Issuer and the Initial Subscriber thereunder shall continue in full force and effect and this Agreement and the Amended and Restated Subscription Agreement shall be read and construed as one instrument.

3

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

3.	Costs and Expenses

Each of the Issuer and the Initial Subscriber agree that the Issuer shall be responsible for any reasonable costs and expenses (including legal fees) properly incurred by the Initial Subscriber in connection with (a) the preparation, negotiation or execution of this Agreement, and (b) any such costs and expenses incurred as a result of the extension by the Issuer of the First Tranche Closing Date (as defined in the Amended and Restated Subscription Agreement) beyond the date contemplated by the Original Subscription Agreement. Any such amount shall be deducted by the Initial Subscriber from the Subscription Price for the First Tranche Bonds in accordance with the terms of the Amended and Restated Subscription Agreement.

4.	Notices

The provisions of clause 10 (Notices) of the Original Subscription Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references therein to “this Agreement” were references to this Agreement.

5.	Severability

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

6.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

7.	Contracts (Rights of Third Parties) Act 1999

A Person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

8.	Governing Law and Jurisdiction

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law. The provisions of clause 21 (Governing Law and Jurisdiction) of the Original Subscription Agreement shall apply to this Agreement as if the same were repeated in full herein, mutatis mutandis.

4

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

This Agreement has been entered into on the date stated at the beginning.

NYXOAH SA

as Issuer	By: Name: Authorised Signatory
By: Name: Authorised Signatory

[Signature Page to the Amendment and Restatement Agreement]

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

CVI INVESTMENTS, INC.

as Initial Subscriber acting by Heights Capital Management, Inc., its authorised agent	By: Name: Martin Kobinger Title: President

[Signature Page to the Amendment and Restatement Agreement]

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

ANNEX 1 – Form of Amended and Restated Subscription Agreement

[Begins on the following page]

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Subscription Agreement

in respect of the commitment to subscribe and the issuance of €-denominated

Amortising Senior Unsecured Convertible Bonds

between

Nyxoah SA

as Issuer

CVI Investments, Inc.

as Initial Subscriber

White & Case LLP

5 Old Broad Street

London EC2N 1DW

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(i)

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

This Agreement is made on 13 November 2025 and is amended and restated on 16 December 2025

Between:

(3)

Nyxoah SA, a public limited liability company incorporated and existing under the laws of Belgium, registered with the Crossroads Bank for Enterprises (Kruispuntbank van Ondernemingen/Banque-Carrefour des Entreprises) under number 0817149675 (Register of Legal Entities Brabant Wallon), whose registered office is at Rue Edouard Belin 12, 1435 Mont-Saint-Guibert, Belgium (the “Issuer”); and

(4)	CVI INVESTMENTS INC., a Cayman Islands exempted company (the “Initial Subscriber”),

(each a “Party” and together, the “Parties”).

Whereas:

(A)

The Issuer proposes to issue €22,500,000 amortising senior unsecured convertible bonds due 2028 (the “First Tranche Bonds”) to be constituted by a bond instrument to be entered into not later than the First Tranche Closing Date (as defined below) by the Issuer (in the agreed form and as may be supplemented or amended from time to time, the “First Tranche Bond Instrument”), and subject to the terms and conditions set out in the First Tranche Bond Instrument (in the agreed form) (the “First Tranche Conditions”).

(B)

Prior to the issue of the First Tranche Bonds, the Issuer shall conduct a primary placing of newly issued ordinary shares of the Issuer with no nominal value per share (the “Shares”) in number resulting in no less than gross proceeds of €20,000,000 (inclusive of the proceeds to be received from the Initial Subscriber in relation to its proposed subscription of such Shares) pursuant to an equity offering by the Issuer, with all such sales of Shares to be at the same placing price (the “Placing Price” and the “Equity Offering”, respectively). The Initial Subscriber intends to participate in the Equity Offering and subscribe for Shares (at the Placing Price) in number resulting in a gross subscription price of approximately €4,000,000.

(C)

Following the First Tranche Closing Date (as defined below), and subject to the terms of this Agreement, the Issuer may create and issue one additional series of amortising senior unsecured convertible bonds, with such series having an aggregate principal amount series of €22,500,000. This additional series will be referred to as the “Second Tranche Bonds”, and together with the First Tranche Bonds, they will be collectively referred to as the “Bonds” and each a “Series”.

(D)

Subject to the provisions of the First Tranche Conditions, the First Tranche Bonds will be convertible into Shares at the Conversion Price (as defined in the First Tranche Conditions), subject to adjustment in accordance with the First Tranche Conditions. Payments of principal instalment amounts and interest amounts on the First Tranche Bonds shall in certain circumstances (subject to and in accordance with the First Tranche Conditions) be settled by the issuance of Shares as provided in the First Tranche Conditions.

(E)	The Second Tranche Bonds are intended to be issued on substantially the same terms as the First Tranche Bonds, subject as otherwise provided in this Agreement.
(F)

The Parties hereto wish to record the arrangements agreed between them in relation to the commitment to subscribe for the Bonds of each Series by the Initial Subscriber and the issue of the Bonds of each Series by the Issuer.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

It is agreed:

1.	Definitions and Interpretation
1.1	Definitions

In this Agreement, the following terms shall have the following meanings:

“€” or “EUR” means the euro currency introduced at the start of the third stage of European economic and monetary union, and as defined in Article 2 of Council Regulation (EC) No 974/98 of 3 May 1998 on the introduction of the euro, as amended.

“affiliate” has the meaning given to it in Rule 501(b) of Regulation D under the Securities Act.

“Agreed Expenses” means:

(a)

any costs and expenses payable by the Issuer in accordance with Clause 6.1(b) (Costs and Expenses), but excluding any Deposited Amounts that have been paid by the Issuer prior to the date of this Agreement in accordance with the Term Sheet; and

(b)	solely in the case of the First Tranche Closing Date, any costs and expenses payable by the Issuer in accordance with clause 3 (Costs and Expenses) of the Amendment and Restatement Agreement.

“Amendment and Restatement Agreement” means the amendment and restatement agreement in respect of this Agreement dated 16 December 2025 between the Parties.

“Anti-Bribery and Anti-Corruption Laws” has the meaning given in Clause 7.1(z)(i) (Representations and Warranties).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Average Market Capitalisation” means the arithmetic average of the market capitalisation of the Issuer based on the Closing Price (as defined in the First Tranche Conditions) of a Share on each of the 30 consecutive dealing days (as defined in the First Tranche Conditions) ending on (and including) the dealing day immediately preceding the First Tranche Closing Date, as published by or derived from Bloomberg page HP (or any successor page) (setting ‘RR902 Current Market Cap’, or any other successor setting) (and for the avoidance of doubt as at the date of this Agreement such Bloomberg page for the Shares is NYXH BB Equity HP), as determined by the Calculation Agent, if available or, in any other case, such other source (if any) as shall be agreed in writing (including by email) between the Issuer and the Initial Subscriber (each acting reasonably), and the Market Capitalisation determined as aforesaid on any dealing day shall, if not in EUR, be translated by the Calculation Agent into EUR at the Prevailing Rate (as defined in the First Tranche Conditions) on such dealing day.

“Belgian Code of Companies and Associations” means the Belgian Code of Companies and Associations (Wetboek van vennootschappen en verenigingen/Code des sociétés et associations), as amended from time to time.

“Bond Documents” means the First Tranche Bond Documents and the Second Tranche Bond Documents, as the context may require.

“Bonds” has the meaning given to it in Recital (B).

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general non-automated business in Brussels and New York.

“Calculation Agent” means Conv-Ex Advisors Limited.

“Confidential Information” has the meaning given in Clause 11.1 (Confidentiality).

“Default” means an Event of Default or any event or circumstance specified in Condition 10 (Events of Default) of the Bonds of each applicable Series which would (with the expiry of a grace period, the giving of notice, the making of any determination under the relevant Bond Documents or any combination of any of the foregoing) be an Event of Default.

“Deposited Amount” has the meaning given in the Term Sheet.

“DTC” means The Depository Trust Company, a limited purpose trust company organised under the laws of the State of New York, and its successors and assigns.

“Equity Offering” has the meaning given to it in Recital (B).

“Euroclear Belgium” means Caisse Interprofessionnelle de Dépôts et de Virements de Titres SA/Interprofessionnele Effectendepositen Girokas NV (C.I.K.) (commercial name Euroclear Belgium), enterprise number 0403 206 432 (Register of Legal Entities for Brussels), or any entity replacing the same as a central securities depository.

“Excluded Instrument” means any of the following:

(a)	the 1,400,000 subscription rights (inschrijvingsrechten / droits de souscription) issued by the Issuer on 8 September 2021 pursuant to the 2021 warrants plan;
(b)	the 700,000 subscription rights (inschrijvingsrechten / droits de souscription) issued by the Issuer on 28 December 2022 pursuant to the 2022 warrants plan;
(c)	the 1,000,000 subscription rights (inschrijvingsrechten / droits de souscription) issued by the Issuer on 31 July 2024 pursuant to the 2024 warrants plan;
(d)	the 805,000 subscription rights (inschrijvingsrechten / droits de souscription) issued by the Issuer on 30 January 2025 pursuant to the 2025 warrants plan;
(e)	the 760,000 subscription rights (inschrijvingsrechten / droits de souscription) issued by the Issuer on 13 October 2025 pursuant to the 2025-2 warrants plan; and
(f)

the subscription rights (inschrijvingsrechten / droits de souscription), Shares, or restricted stock units to be issued or granted to directors of personnel of the Issuer (or its affiliates) from time to time in accordance with the remuneration policy of the Issuer, as amended; and

(g)	any subscription rights (inschrijvingsrechten / droits de souscription) that may be issued from time to time under any other personnel incentive plan,

provided that, on any date, (x) the Excluded Instruments, taken together, shall not entitle the beneficiaries thereof the right to subscribe for, acquire, or otherwise receive Shares in an aggregate number exceeding 10.0 per cent. of the Issuer’s issued share capital (it being understood that any such subscription rights (inschrijvingsrechten / droits de souscription), Shares or restricted stock units issued in excess of the foregoing limitation shall not constitute an Excluded Instrument), and (y) in the case of paragraphs (g) and (h), the issuance of such subscription rights

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(inschrijvingsrechten / droits de souscription), Shares or restricted stock units are issued pursuant to any remuneration policy or other personnel incentive plan that is duly approved by the Issuer’s board of directors and (if applicable) its shareholders. Any reference in this Agreement to “Excluded Instruments” means all of them.

“First Tranche Bond Certificate” means a bond certificate which shall evidence the Initial Subscriber’s aggregate holding of First Tranche Bonds in or in substantially the form set out in the First Tranche Bond Instrument including any replacement First Tranche Bond Certificate issued pursuant to the terms of the First Tranche Bond Instrument.

“First Tranche Bond Documents” means this Agreement, the First Tranche Bond Instrument (including the First Tranche Conditions), the First Tranche Calculation Agency Agreement, each First Tranche Bond Certificate, such other documents relating to the issuance of the First Tranche Bonds as may be designated in writing by the Parties as being a First Tranche Bond Document.

“First Tranche Bond Instrument” has the meaning given to it in Recital (A).

“First Tranche Bonds” has the meaning given to it in Recital (A).

“First Tranche Calculation Agency Agreement” means the calculation agency agreement relating to the First Tranche Bonds (in the agreed form) to be entered into not later than the First Tranche Closing Date between the Issuer and the Calculation Agent (as supplemented or amended from time to time).

“First Tranche Closing” means the consummation of the issue of the First Tranche Bonds to the Initial Subscriber.

“First Tranche Closing Date” means, in respect of the First Tranche Bonds, 18 December 2025, or such other date as may be agreed in writing (including by email) between the Parties (each acting in its absolute discretion).

“First Tranche Conditions” has the meaning given in Recital (A), and any reference to a particular numbered Condition shall be construed accordingly.

“First Tranche Register” means the register of First Tranche Bonds maintained by or on behalf of the Issuer in or substantially in the form set out in the First Tranche Bond Instrument.

“First Tranche Subscription Fee” means the subscription commitment fee payable by the Issuer to the Initial Subscriber as consideration for its commitment undertaking under this Agreement, equal to 8.0 per cent. of the principal amount of the First Tranche Bonds.

“Governmental Authority” means the government of any nation, or of any political subdivision thereof, whether state, regional or local, and any agency, authority, branch, department, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government or any subdivision thereof (including any supra-national bodies).

“IFRS” means International Financial Reporting Standards issued by the International Accounting Standards Board (IASB) and interpretations issued by the International Reporting Interpretations Committee of the IASB (as amended, supplemented or re-issued from time to time).

“Indemnified Person” has the meaning given to it in Clause 5.1(a) (Indemnity).

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

“Initial Subscriber’s Solicitors” means White & Case LLP, a limited liability partnership organised and existing under the laws of England with its registered office at 5 Old Broad Street, London EC2N 1DW, United Kingdom.

“Intellectual Property Rights” means, collectively, trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property.

“Last Market Capitalisation” means the market capitalisation of the Issuer based on the Closing Price (as defined in the First Tranche Conditions) of a Share on the dealing day (as defined in the First Tranche Conditions) immediately preceding the Second Tranche Closing Date, as published by or derived from Bloomberg page HP (or any successor page) (setting ‘RR902 Current Market Cap’, or any other successor setting) (and for the avoidance of doubt as at the date of this Agreement such Bloomberg page for the Shares is NYXH BB Equity HP), as determined by the Calculation Agent, if available or, in any other case, such other source (if any) as shall be agreed in writing (including by email) between the Issuer and the Initial Subscriber (each acting reasonably), and the Market Capitalisation determined as aforesaid on any dealing day shall, if not in EUR, be translated by the Calculation Agent into EUR at the Prevailing Rate (as defined in the First Tranche Conditions) on such dealing day.

“Licences” has the meaning given to it in Clause 7.1(q) (Representations and Warranties).

“Material Adverse Change” means:

(a)	with respect to the Issuer and its Subsidiaries (taken as a whole):
(i)

it is in breach of the terms of, or in default under, any instrument, agreement or order to which it is a party or by which it or its property is bound or an event has occurred which with the giving of notice or lapse of time or other condition would constitute a default under any such instrument, agreement or order, except for any such breach or default which either individually or in the aggregate would not reasonably be expected to be material in the context of the issue and offering of the First Tranche Bonds or the Second Tranche Bonds, as the case may be; or

(ii)

it is engaged (whether as defendant or otherwise) in, or has knowledge of the existence of, or any threat of, any legal, arbitration, administrative, governmental or other proceedings an adverse result of which would reasonably be expected to be material in the context of the issue and offering of the First Tranche Bonds or the Second Tranche Bonds, as the case may be; or

(iii)

it has taken any action or any steps have been taken or legal proceedings commenced for the winding up or dissolution of the Issuer or any of its Subsidiaries (other than, in relation to a Subsidiary of the Issuer, as part of a solvent group reorganisation); or

(b)

any adverse change or any development or event, in each case when compared to the position which had been publicly disclosed by the Issuer as at the date immediately prior to this Agreement, which would be reasonably expected to, individually or in aggregate, result in a prospective change which is materially adverse to the condition (financial or otherwise), business or general affairs, results of operations, properties or profitability of the Issuer and its Subsidiaries (taken as a whole); or

(c)	any development of which the Issuer is, or might reasonably be expected to be, aware that would be reasonably expected to materially adversely affect the ability of the Issuer to

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

consummate the Equity Offering or to perform its respective obligations under the Bond Documents or the Bonds of each Series.

“Material Adverse Effect” means (a) any adverse change or any development or event which would be reasonably expected to, individually or in aggregate, result in a prospective change which is materially adverse to the condition (financial or otherwise), business or general affairs, results of operations, properties or profitability of the Issuer and its Subsidiaries (taken as a whole); or (b) any development of which the Issuer is aware that is reasonably likely to materially adversely affect the ability of the Issuer to perform their respective obligations under the Bond Documents or the Bonds of each Series.

“Money Laundering Laws” has the meaning given in Clause 7.1(aa) (Representations and Warranties).

“Placing Price” has the meaning given in Recital (B).

“Proceedings” has the meaning given in Clause 21.2 (Jurisdiction).

“Prohibited Payment” has the meaning given in Clause 7.1(z)(ii) (Representations and Warranties).

“Public Statements” means any information released to the public by or on behalf of the Issuer or any of its Subsidiaries, whether such information was required to be made public by applicable law and regulation (including, but not limited to, Regulation 596/2014/EU and all disclosures required by the Stock Exchanges or under Belgian or United States laws and regulations) or otherwise, on or after 31 December 2024, as amended or supplemented from time to time.

“Regulation S” means Regulation S under the Securities Act.

“Related Parties” has the meaning given to it in Clause 5.1(b) (Indemnity).

“Restricted Information” means any information that is or may be material non-public and price-sensitive or is insider information within the meaning of applicable insider dealing or market abuse law (including Regulation 596/2014/EU).

“Sanctions” means any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury, the U.S. State Department, any other agency of the U.S. government, the United Nations, the European Union or the United Kingdom.

“Second Tranche Bond Certificate” means a bond certificate which shall evidence the Initial Subscriber’s aggregate holding of Second Tranche Bonds in or in substantially the form set out in the Second Tranche Bond Instrument including any replacement Second Tranche Bond Certificate issued pursuant to the terms of the Second Tranche Bond Instrument.

“Second Tranche Bond Documents” means this Agreement, the Second Tranche Bond Instrument (including the Second Tranche Conditions), the Second Tranche Calculation Agency Agreement, each Second Tranche Bond Certificate, such other documents relating to the issuance of the Second Tranche Bonds as may be designated in writing by the Parties as being a Second Tranche Bond Document.

“Second Tranche Bond Instrument” means the bond instrument (including the Second Tranche Conditions) constituting the Second Tranche Bonds to be entered into by the Issuer not later than the Second Tranche Closing Date (as supplemented or amended from time to time).

“Second Tranche Bonds” has the meaning given to it in Recital (A).

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

“Second Tranche Calculation Agency Agreement” means the calculation agency agreement relating to the Second Tranche Bonds to be entered into not later than the Second Tranche Closing Date between the Issuer and the Calculation Agent (as supplemented or amended from time to time).

“Second Tranche Closing” means the completion of the issue of the Second Tranche Bonds to the Initial Subscriber.

“Second Tranche Closing Date” means such date as specified in the Second Tranche Request Notice (or as otherwise may be agreed in writing (including by email) between the Parties (each acting in its absolute discretion)), and if such day is not a Business Day, the next following Business Day.

“Second Tranche Conditions” means the terms and conditions of the Second Tranche Bonds which shall be set out in the Second Tranche Bond Instrument, and any reference to a particular numbered Condition shall be construed accordingly.

“Second Tranche Register” means the register of Second Tranche Bonds to be maintained by or on behalf of the Issuer in or substantially in the form that shall be set out in the Second Tranche Bond Instrument.

“Second Tranche Request Notice” means a request notice in or substantially in the form set out in Schedule 3 (Form of Second Tranche Request Notice).

“Second Tranche Subscription Fee” means the subscription commitment fee payable by the Issuer to the Initial Subscriber as consideration for its commitment undertaking under this Agreement, equal to 8.0 per cent. of the principal amount of the Second Tranche Bonds.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series” has the meaning given to it in Recital (A).

“Share Settlement Option” has the meaning given to it in the First Tranche Conditions or the Second Tranche Conditions, as the context may require.

“Shares” has the meaning given to it in Recital (B).

“Stock Exchanges” means The Nasdaq Global Market and Euronext Brussels, and “Stock Exchange” means any one of them.

“Subscription Price” means 100.0 per cent. of the principal amount of each of the First Tranche Bonds or Second Tranche Bonds, as the case may be, to be subscribed by the Initial Subscriber upon the terms and subject to the conditions set out in this Agreement.

“Subsidiary” means, in relation to any Person (the “first Person”) at any particular time, any other Person (the “second Person”) (i) whose affairs and policies the first Person controls or has the power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of the second person or otherwise or (ii) whose assets, liabilities, equity, income, expenses and cash flows are, in accordance with applicable law and the International Standards on Auditing issued by the International Federation of Accountants (as amended, supplemented or re-issued from time to time), consolidated with those of the first Person in the consolidated financial statements of such Person.

“Term Sheet” means the term sheet dated 5 November 2025 in respect of the Bonds of each Series between Heights Capital Management, Inc. and the Issuer.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Transaction Press Release” has the meaning given in Clause 9(h) (Undertakings by the Issuer).

“U.S.$” means United States Dollars, the lawful currency of the United States of America.

1.2	Interpretation
(a)	Unless a contrary indication appears, any reference in this Agreement to:
(i)	the “Initial Subscriber” or any “Party” shall be construed so as to include its successors in title or assignees;
(ii)	“assets” includes present and future properties, revenues and rights of every description;
(iii)	a “Bond Document” or any other agreement or instrument is a reference to that Bond Document or other agreement or instrument as amended, novated, supplemented, extended or restated;
(iv)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(v)

a “regulation” includes any regulation, rule, official directive, or official guidance of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other Governmental Authority; and

(vi)	a provision of law is a reference to that provision as amended or re-enacted from time to time.
(b)	Time shall be of the essence in this Agreement.
(c)	Headings and the table of contents are for ease of reference only and shall not affect the construction of this Agreement.
(d)	Any reference in this Agreement to a Clause or a Schedule is, unless otherwise stated, to a Clause or a Schedule hereof. The Schedules form an integral part of this Agreement.
(e)

Any reference in this Agreement to a document being in “agreed form” means that the document in question has been agreed between the Parties as of the date of this Agreement, subject to any amendments that the Parties may agree in writing prior to their entry into such documents.

(f)	Belgian terms

Insofar as it applies to the Issuer, a reference in this Agreement to:

(i)	“gross negligence” is a reference to zware fout/faute lourde and “wilful misconduct” is a reference to opzet/intention;
(ii)

a “liquidator”, “compulsory manager”, “receiver”, “administrative receiver”, “administrator” or other similar officer includes any insolventiefunctionaris/praticien de l’insolvabilité, curator/curateur, vereffenaar/liquidateur,  gerechtsmandataris/mandataire de justice, voorlopig bewindvoerder/administrateur provisoire, gerechtelijk bewindvoerder/administrateur judiciaire, mandataris ad hoc/mandataire ad hoc,

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

vereffeningsdeskundige/praticien de la liquidation and herstructureringsdeskundige/praticien de la réorganisation, as applicable;

(iii)

a “reorganisation” includes any gerechtelijke reorganisatie/réorganisation judiciaire, procedure van minnelijk akkoord buiten gerechtelijke reorganisatie/ procédure d’accord amiable hors réorganisation judiciaire and any akkoord voor de kamer voor ondernemingen in moeilijkheden/accord devant la chambre des entreprises en difficulté;

(iv)

“security” or “security interest” includes a mortgage (hypotheek/hypothèque), a pledge (pand/nantissement), a transfer by way of security (overdracht ten titel van zekerheid/transfert à titre de garantie), any other proprietary security interest (zakelijke zekerheid/sûreté réelle), a privilege (voorrecht/privilège), a reservation of title arrangement (eigendomsvoorbehoud/réserve de propriété), any retention right (retentierecht/droit de rétention) and a promise or mandate to grant a mortgage or any other proprietary security interest;

(v)	a person being “incorporated” in Belgium or of which its “jurisdiction of incorporation” is Belgium, means that that person has its statutory seat (statutaire zetel/siège statutaire) in Belgium;
(vi)

a “composition”, “compromise”, “assignment” or “arrangement” includes a gerechtelijk of buitengerechtelijk minnelijk akkoord met schuldeisers/accord amiable judiciaire ou extrajudiciaire avec des créanciers, any gerechtelijke reorganisatie/réorganisation judiciaire or any procedure van overdracht onder gerechtelijk gezag/ procédure de transfert sous autorité judiciaire, as applicable;

(vii)

“winding up”, “administration” or “dissolution” includes any vereffening/liquidation, ontbinding/dissolution, besloten voorbereiding van het faillissement/préparation privée d’une faillite, faillissement/faillite and procedure van overdracht onder gerechtelijk gezag/ procédure de transfert sous autorité judiciaire:

(viii)

“insolvency” includes any insolventieprocedure/procédure d’insolvabilité, gerechtelijke reorganisatie/réorganisation judiciaire, faillissement/faillite, and any deficitaire vereffening/liquidation déficitaire;

(ix)

a “de-merger” or “merger” includes a splitsing/scission and a fusie/fusion as well as assimilated transactions (gelijkgestelde verrichtingen/operations assimilées) in accordance with the Belgian Code of Companies and Associations; and

(x)	“share capital” refers to the share capital of the relevant company or, in relation to any company form without share capital, the own funds of the relevant company.
1.3	Contracts (Rights of Third Parties) Act 1999

Except in respect of the rights conferred on Indemnified Persons in Clause 5 (Indemnification of the Initial Subscriber), a person who is not a Party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

2.	Issue and Subscription of the First Tranche Bonds
2.1	Undertaking to Issue the First Tranche Bonds

With effect from the date of this Agreement, the Issuer undertakes to the Initial Subscriber that, subject to and in accordance with the terms and conditions of this Agreement, the Issuer will on the First Tranche Closing Date:

(a)	issue the First Tranche Bonds to the Initial Subscriber in the principal amount of €22,500,000; and
(b)

execute the First Tranche Bond Instrument, the First Tranche Calculation Agency Agreement, the First Tranche Bond Certificate in respect of the Initial Subscriber and such other documents necessary for the issuance of the First Tranche Bonds and the consummation of the transaction contemplated by this Agreement.

2.2	Undertaking to Subscribe for the First Tranche Bonds

With effect from the date of this Agreement, and subject to the satisfaction of the conditions precedent set out in Clause 3.1(a) (Conditions Precedent to First Tranche Closing), the Initial Subscriber undertakes to the Issuer that, subject to and in accordance with the terms and conditions of this Agreement, it will subscribe for the First Tranche Bonds in the principal amount of €22,500,000 on the First Tranche Closing Date at the Subscription Price (less any Agreed Expenses and the First Tranche Subscription Fee).

2.3	First Tranche Subscription Fee

On the First Tranche Closing Date, the Issuer shall pay to the Initial Subscriber the First Tranche Subscription Fee, which shall be set-off against the Subscription Price.

2.4	Initial Conversion Price (First Tranche Bonds)

Each of the Issuer and the Initial Subscriber hereby acknowledge and agree that the initial Conversion Price (as defined in the First Tranche Conditions, and rounded down (if necessary) to the nearest whole multiple of €0.0001) shall be equal to 125 per cent. of the lower of: (a) Placing Price of the Shares being issued pursuant to the Equity Offering, as was publicly announced by the Issuer in connection therewith; and (b) the Reference Lowest Daily Market Price (as defined in the First Tranche Conditions, and rounded down (if necessary) to the nearest whole multiple of €0.0001) (it being understood the SSO Reference Date shall for these purposes be the dealing day (as defined in the First Tranche Conditions) immediately preceding the First Tranche Closing Date).

3.	Completion and Settlement
3.1	Conditions Precedent to First Tranche Closing
(a)	The Initial Subscriber will only be obliged to subscribe for the First Tranche Bonds if:
(i)

prior to the First Tranche Closing, the Initial Subscriber has received all of the documents listed in Schedule 1 (First Tranche Conditions Precedent) in form and substance reasonably satisfactory to it (in its absolute discretion), save for the documents listed in Clause 3.2(a)(ii) (First Tranche Closing Procedure);

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(ii)

on each of the date hereof and on the First Tranche Closing Date: (A) the representations and warranties of the Issuer in this Agreement are true, accurate and correct at, and as if made on, such date, (B) the Issuer has performed all of its obligations under this Agreement to be performed on or before such date and on the First Tranche Closing Date, and (C) there has been no material breach of any of the obligations of the Issuer under this Agreement;

(iii)	on the First Tranche Closing Date, no Default is continuing or would result from the issue of the First Tranche Bonds;
(iv)	there has been no Material Adverse Change;
(v)

in the Initial Subscriber’s opinion (acting in good faith), since the date of this Agreement there has been no adverse change in the financial markets in the United States, the Cayman Islands, Belgium, the European Economic Area or the international financial markets, any outbreak of hostilities or escalation thereof, any act of terrorism or war or any declaration of emergency or martial law or other calamity or crisis (including without limitation, a material escalation in any pandemic on or after the date of this Agreement) nor any change or development involving a prospective change in national or international political, financial or economic conditions, currency exchange rates or exchange controls, whether or not foreseeable at the date of this Agreement, which would reasonably be considered material in the context of the issue of the First Tranche Bonds and the purchase thereof by the Initial Subscriber;

(vi)

on or prior to the First Tranche Closing, the Initial Subscriber’s Solicitors have received the documents listed in Clause 3.2(a)(ii) (First Tranche Closing Procedure) to be held in escrow pending the First Tranche Closing;

(vii)

on or prior to the First Tranche Closing Date, and save for any Shares issued in connection with the Equity Offering or any Excluded Instrument, there are no issuances of and no grants of rights in respect of, or sales or subscriptions of, nor has the Issuer entered into any agreement, contract, instrument or other document in respect of, any of the following: (A) the Shares; (B) ordinary shares in any other series in the ordinary shares of the Issuer; or (C) Securities (as defined in the First Tranche Conditions) which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to otherwise acquire, any Shares or any other shares in the capital of the Issuer;

(viii)

the First Tranche Closing Date occurs on or prior to 23 December 2025 (or such other date as may be agreed in writing (including by email) the Parties (each acting in its absolute discretion)), and if such day is not a Business Day, the next following Business Day; and

(ix)	on or prior to the First Tranche Closing Date:
(A)	the Equity Offering is announced, priced and consummated with the gross proceeds being no less than €20,000,000; and
(B)	the Shares being issued pursuant to the Equity Offering are validly admitted to trading on a Stock Exchange.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(b)

The Initial Subscriber shall notify the Issuer promptly upon receipt by or on behalf of the Initial Subscriber of all of the documents and other evidence listed in Schedule 1 (First Tranche Conditions Precedent) in form and substance reasonably satisfactory to it.

(c)	The Initial Subscriber may, in its absolute discretion and upon such terms as it thinks fit, waive compliance with the whole or any part of this Clause 3.1.
(d)

If, on the First Tranche Closing Date, any of the conditions precedent provided in Clause 3.1 have not been satisfied, nor waived as provided in Clause 3.1(c) above, then the Initial Subscriber shall, at its election, be relieved of all its obligations under Clause 2.2 (Undertaking to Subscribe for the First Tranche) to subscribe for the First Tranche Bonds under this Agreement.

(e)	An election by the Initial Subscriber under Clause 3.1(d) above shall not operate as a waiver of any rights the Initial Subscriber may have by reason of such failure to satisfy or such non-fulfilment.
3.2	First Tranche Closing Procedure
(a)	Following the notification to the Issuer referred to in Clause 3.1(b) (Conditions Precedent to First Tranche Closing), and by no later than the First Tranche Closing Date:
(i)

the Issuer shall make (or shall procure the making of) the appropriate entries in the First Tranche Register showing the Initial Subscriber as the registered owner of €22,500,000 in principal amount of First Tranche Bonds; and

(ii)	the Issuer shall issue and deliver to the Initial Subscriber’s Solicitors:
(A)	the initial First Tranche Bond Certificate dated the First Tranche Closing Date in respect of the First Tranche Bonds; and
(B)	a certified excerpt of the First Tranche Register reflecting the entries referred to in Clause 3.2(a)(i) above,

such documents to be held in escrow to the Issuer’s order until such time as they are deemed to be released pursuant to Clause 3.2(d) below.

(b)

At the First Tranche Closing, and following confirmation of receipt from the Initial Subscriber’s Solicitors of the documents specified in Clause 3.2(a)(ii) above, the Initial Subscriber shall pay or procure the payment of its subscription monies (net of the First Tranche Subscription Fee and any Agreed Expenses) in immediately available funds to the following account:

Account Holder:	[***]
Account number:	[***]
Bank:	[***]
Swift/Bic	[***]

or such other account of the Issuer as the Issuer designates to the Initial Subscriber in writing at least five Business Days prior to the First Tranche Closing Date.

(c)	The Initial Subscriber shall promptly notify the Issuer that it has effected the payment specified in Clause 3.2(b) above and provide evidence or a receipt of such payment transfer.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(d)

Upon receipt of the net subscription monies specified in Clause 3.2(b) above, the documents referred to in Clause 3.2(a)(ii) above shall be deemed to be automatically released by the Issuer to or to the order of the Initial Subscriber.

(e)	The Issuer shall promptly on the First Tranche Closing Date furnish a written confirmation to the Initial Subscriber of its receipt of the relevant subscription monies.
4.	Issue and Subscription of the Second Tranche Bonds
4.1	Second Tranche Request Notice
(a)

During the period commencing from (and including) the date falling seven months following the First Tranche Closing Date to (but excluding) the date falling one month thereafter, the Issuer may (on one occasion only) request the subscription by the Initial Subscriber of Second Tranche Bonds in a principal amount of €22,500,000 (unless a lesser amount is agreed in writing (including by email) between the Parties) by delivering a Second Tranche Request Notice to the Initial Subscriber (which may be delivered by email and in accordance with Clause 10 (Notices)) not later than five Business Days prior to the Second Tranche Closing Date (or such date as may be agreed in writing (including by email) between the Parties). Any Second Tranche Request Notice shall be irrevocable once delivered.

(b)

The Issuer acknowledges that the Second Tranche Request Notice may contain Restricted Information. The Issuer shall (in consultation with the Initial Subscriber) do whatever is necessary to ensure that any such Restricted Information is publicly disclosed to the market in accordance with applicable laws, regulations or rules (including, for the avoidance of doubt, by way of announcement through a Regulatory Information Service and Form 6-K (or similar)) or as otherwise may be effective so as to ensure that, on the same date of delivery of a Second Tranche Request Notice in accordance with paragraph (a) above, the Initial Subscriber is no longer in possession of Restricted Information and is no longer restricted from trading in any securities or instruments of the Issuer or any of its Subsidiaries or any other person by reason of the receipt of that Restricted Information.

4.2	Undertaking to Issue the Second Tranche Bonds

Subject to and in accordance with the terms and conditions of this Agreement, the Issuer will on the Second Tranche Closing Date:

(a)	issue the Second Tranche Bonds to the Initial Subscriber in the principal amount of €22,500,000 (subject to Clause 4.1(a) (Second Tranche Request Notice)); and
(b)

execute the Second Tranche Bond Instrument, the Second Tranche Calculation Agency Agreement, the Second Tranche Bond Certificate in respect of the Initial Subscriber and such other documents necessary for the issuance of the Second Tranche Bonds and the consummation of the transaction contemplated by this Agreement.

4.3	Undertaking to Subscribe for the Second Tranche Bonds

Subject to the satisfaction of the conditions precedent set out in Clause 4.4 (Terms of the Second Tranche Bonds) and Clause 4.6 (Conditions Precedent to Second Tranche Closing), the Initial Subscriber undertakes to the Issuer that, subject to and in accordance with the terms and conditions of this Agreement, it will subscribe for the Second Tranche Bonds in the principal amount of €22,500,000 (subject to Clause 4.1(a) (Second Tranche Request Notice)) on the Second Tranche

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Closing Date at the Subscription Price (less the Second Tranche Subscription Fee and any costs and expenses (including legal expenses) properly incurred by the Initial Subscriber in connection therewith).

4.4	Second Tranche Subscription Fee

On the Second Tranche Closing Date, the Issuer shall pay to the Initial Subscriber the Second Tranche Subscription Fee, which shall be set-off against the Subscription Price.

4.5	Terms of the Second Tranche Bonds

Each of the Issuer and the Initial Subscriber hereby agree that the terms of the Second Tranche Bonds and the Second Tranche Bond Documents shall be substantially in the form of the terms of the First Tranche Bonds and the First Tranche Bond Documents, except that:

(a)	the maturity date of the Second Tranche Bonds shall be the date falling on the third anniversary of the Second Tranche Closing Date;
(b)

the initial conversion price of the Second Tranche Bonds shall be equal to 125 per cent. of the EUR price per Share (rounded down (if necessary) to the nearest whole multiple of €0.0001) that is equal to the lowest of the five Volume Weighted Average Prices (as defined in the First Tranche Conditions) of a Share on Euronext Brussels on each of the five consecutive dealing days (as defined in the First Tranche Conditions) ending on (but excluding) the Second Tranche Closing Date;

(c)	the first payment date for principal and interest under the Second Tranche Bond shall occur on the date falling on:
(i)

if the next Scheduled Amortisation Payment Date and Interest Payment Date shall occur more than one calendar month after the Second Tranche Closing Date, that next upcoming Scheduled Amortisation Payment Date and Interest Payment Date (each as defined in the First Tranche Conditions) under the First Tranche Bonds; or

(ii)

if the next Scheduled Amortisation Payment Date and Interest Payment Date shall occur less than or on the date falling one calendar month after the Second Tranche Closing Date, the subsequent Scheduled Amortisation Payment Date and Interest Payment Date after the occurrence of such foregoing payment date; and

(d)	such other terms as may be mutually agreed between the Parties in writing.
4.6	Conditions Precedent to Second Tranche Closing
(a)	The Initial Subscriber will only be obliged to subscribe for the Second Tranche Bonds if:
(i)

prior to the Second Tranche Closing, the Initial Subscriber has received all of the documents listed in Schedule 2 (Second Tranche Conditions Precedent) in form and substance reasonably satisfactory to it (in its absolute discretion), save for the documents listed in Clause 3.2(a)(ii) (First Tranche Closing Procedure) (which shall be construed in accordance with Clause 4.7 (Second Tranche Closing Procedure));

(ii)

on the Second Tranche Closing Date: (A) the representations and warranties of the Issuer in this Agreement are true, accurate and correct at, and as if made on, such date, (B) the Issuer has in all material respects performed all of its respective

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

obligations under this Agreement to be performed on or before such date and on the Second Tranche Closing Date, and (C) there has been no material breach of any of the obligations of the Issuer under this Agreement;

(iii)	on the Second Tranche Closing Date, no Default is continuing or would result from the issue of the Second Tranche Bonds;
(iv)	there has been no Material Adverse Change;
(v)

in the Initial Subscriber’s opinion (acting in good faith), since the date of this Agreement there has been no adverse change in the financial markets in the United States, the Cayman Islands, Belgium, the European Economic Area or the international financial markets, any outbreak of hostilities or escalation thereof, any act of terrorism or war or any declaration of emergency or martial law or other calamity or crisis (including without limitation, a material escalation in any pandemic on or after the date of this Agreement) nor any change or development involving a prospective change in national or international political, financial or economic conditions, currency exchange rates or exchange controls, whether or not foreseeable at the date of this Agreement, which would reasonably be considered material in the context of the issue of the Second Tranche Bonds and the purchase thereof by the Initial Subscriber;

(vi)

between the date of the Second Tranche Request Notice and the Second Tranche Closing (inclusive), the Initial Subscriber’s Solicitors have received the documents listed in Clause 3.2(a)(ii) (First Tranche Closing Procedure) (which shall be construed in accordance with Clause 4.7 (Second Tranche Closing Procedure)) to be held in escrow pending Second Tranche Closing;

(vii)

between the date of the Second Tranche Request Notice and the Second Tranche Closing Date (inclusive), and save for any Shares to be issued in connection with any Excluded Instrument or the First Tranche Bonds, there are no issuances of and no grants of rights in respect of, or sales or subscriptions of, nor has the Issuer entered into any agreement, contract, instrument or other document in respect of, any of the following: (A) the Shares; (B) ordinary shares in any other series in the ordinary shares of the Issuer; or (C) Securities (as defined in the Second Tranche Conditions) which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to otherwise acquire, any Shares or any other shares in the capital of the Issuer;

(viii)

the Second Tranche Closing Date occurs on or prior to the date falling 22 calendar days after the date of the Second Tranche Request Notice (or such other date as may be agreed in writing (including by email) the Parties (each acting in its absolute discretion)), and if such day is not a Business Day, the next following Business Day;

(ix)

the arithmetic mean (rounded to the nearest whole multiple of U.S.$1.00 (with U.S.$0.50 being rounded upwards)) of the Daily Traded Values (determined in accordance with limb (i) of the definition thereof in the First Tranche Conditions, but for this purpose (A) disregarding the words “(for the purposes of determining any Share Average DTV)” and (B) assuming the reference to “EUR” to be a reference to “U.S.$”) of the Shares on each Qualifying Stock Exchange Day comprised in the period of 60 consecutive Qualifying Stock Exchange Days (as defined in the First Tranche Conditions) ending on the Qualifying Stock Exchange

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Day immediately preceding the date of the Second Tranche Request Notice is greater than U.S.$1,000,000 (or its equivalent in any other currency), all as determined by the Calculation Agent; and

(x)	the Issuer has a Last Market Capitalisation and an Average Market Capitalisation that are each greater than €240,000,000, as determined by the Calculation Agent.
(b)

The Initial Subscriber shall notify the Issuer promptly upon receipt by or on behalf of the Initial Subscriber of all of the documents and other evidence listed in 2 (Second Tranche Conditions Precedent) in form and substance satisfactory to it.

(c)	The Initial Subscriber may, in its absolute discretion and upon such terms as it thinks fit, waive compliance with the whole or any part of this Clause 4.6.
(d)

If, on the Second Tranche Closing Date, any of the conditions precedent provided in Clause 4.6(a) above have not been satisfied, nor waived as provided in Clause 4.6(c) above, then the Initial Subscriber shall, at its election, be relieved of all its obligations under Clause 4.3 (Undertaking to Subscribe for the Second Tranche Bonds) to subscribe for the Second Tranche Bonds under this Agreement.

(e)	An election by the Initial Subscriber under Clause 4.6(d) above shall not operate as a waiver of any rights the Initial Subscriber may have by reason of such failure to satisfy or such non-fulfilment.
4.7	Second Tranche Closing Procedure

The closing procedure set out in Clause 3.2 (First Tranche Closing Procedure) shall apply to the Second Tranche Bonds Closing, except that:

(a)	any reference to the First Tranche Bonds shall be construed to refer to the Second Tranche Bonds;
(b)	any reference to the First Tranche Closing Date or First Tranche Closing shall be construed to refer to the Second Tranche Closing Date or Second Tranche Closing, respectively;
(c)	any reference to the First Tranche Register or the First Tranche Bond Certificate shall be construed to refer to the Second Tranche Register or the Second Tranche Bond Certificate, respectively;
(d)	Clause 3.2(a)(i) (First Tranche Closing Procedure) shall be deemed to be modified to read:

“the Issuer shall make (or shall procure the making of) the appropriate entries in the Second Tranche Register showing the Initial Subscriber as the registered owner of €22,500,000 in principal amount of Second Tranche Bonds”; and

(e)

the reference to “(net of the First Tranche Subscription Fee and any Agreed Expenses)” in Clause 3.2(b) (First Tranche Closing Procedure) shall be modified to read “(less the Second Tranche Subscription Fee and any costs and expenses (including legal expenses) properly incurred by the Initial Subscriber in connection with the issue of the Second Tranche Bonds)”.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

5.	Indemnification of the Initial Subscriber
5.1	Indemnity
(a)

The Issuer agrees to indemnify and hold harmless the Initial Subscriber and each of its affiliates and all their respective officers, directors, general partners, employees, Heights Capital Management, Inc., Heights Capital Ireland, LLC, their respective shareholders, affiliates and representatives and each of their respective successors (but, for the avoidance of doubt, not including any permitted transferee or assignee of the Initial Subscriber) (each, an “Indemnified Person”) from and against any and all actions, suits, investigation, inquiry, claims, losses, damages, liabilities, proceedings and documented related and properly incurred out-of-pocket fees and expenses of any kind or nature (a “Loss”) (subject to the limitations set forth in this Clause 5) which may be incurred by any such Indemnified Person as a result of or arising out of or in connection with or based on:

(i)

Misrepresentation: any breach or alleged breach of the representations and warranties contained in, or made or deemed to be made by the Issuer under, this Agreement by reference to the facts and circumstances then subsisting; or

(ii)

Breach: any breach or alleged breach by the Issuer of any of its obligations in any Bond Document or the Bonds of any Series (including, without limitation, the failure by the Issuer to issue the First Tranche Bonds on the First Tranche Closing Date or the Second Tranche Bonds on the Second Tranche Closing Date, as the case may be); or

(iii)

Announcements: any untrue statement contained in any announcement or press release published following the date hereof by or on behalf of the Issuer or any of its Subsidiaries or their respective affiliates in connection with the First Tranche Bonds or the Second Tranche Bonds, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

(b)

The Issuer shall pay to the relevant Indemnified Person within 10 Business Days of written demand therefor an amount equal to such Loss; provided, however, that no Indemnified Person will be entitled to indemnity hereunder in respect of any Loss to the extent that it is finally judicially determined by a court of competent jurisdiction that such Loss resulted from the negligence, bad faith or wilful misconduct of such Indemnified Person or its affiliates, officers, directors, partners, trustees, employees, shareholders, agents or controlling persons (all such persons “Related Parties”).

(c)

This Agreement shall not cause to the Initial Subscriber to have any duty or obligation, whether as fiduciary or trustee for any Indemnified Person or Related Party or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this Clause 5.

5.2	Conduct of Claims
(a)

In case any action or claim shall be brought against any Indemnified Person in respect of which recovery may be sought from the Issuer under this Clause 5, the relevant Indemnified Person shall promptly notify the Issuer in writing of such fact, but failure to do so will not relieve the Issuer from any liability under this Agreement and in any event shall not relieve it from any liability which it may have otherwise than on account of the indemnities contained in this Agreement except, in the case of an unreasonable delay to

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

notify the Issuer by such Indemnified Person, to the extent that such delay actually and materially prejudices the Issuer.

(b)	Each Indemnified Person shall thereafter, subject to any requirement imposed by an insurer of the Indemnified Person and to the extent permitted by applicable law or regulation:
(i)	at reasonable intervals keep the Issuer informed of the progress of the claim or action;
(ii)	provide the Issuer with copies of such documentation relating to the claim or action as the Indemnified Person may reasonably request; and
(iii)	maintain reasonable consultation with the Issuer regarding decisions concerning the claim or action,

subject in each case to the Indemnified Person being indemnified and secured to its reasonable satisfaction against all Losses incurred by it in consequence of its compliance with this Clause 5, and provided that nothing in this Clause 5 shall:

(A)

require any Indemnified Person to provide the Issuer with a copy of any part of any document which it, in good faith, considers to be held by it subject to a duty of confidentiality or to be privileged whether in the context of any litigation connected with the claim or otherwise; or

(B)

require an Indemnified Person to do, or refrain from doing, anything which would, or which the Issuer considers might, either prejudice any insurance cover to which it or any other Indemnified Person may from time to time be entitled, or from which it or any of them may benefit or which may prejudice the reputation or standing of such Indemnified Person or of any other Indemnified Person.

(c)

The Issuer may participate at its own expense in the defence of any such action; provided, however, that legal advisers to the Issuer shall not (except with the consent of the relevant Indemnified Person (such consent not to be unreasonably withheld, conditioned or delayed)) also be legal advisers to the Indemnified Person.

(d)

The Issuer shall not, without the prior written consent of the relevant Indemnified Person (such consent not to be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Clause 5 (whether or not the Indemnified Person(s) are actual or potential parties thereto), unless such settlement, compromise or consent:

(i)	includes an unconditional release of each Indemnified Person from all liability arising out of such litigation, investigation, proceeding or claim; and
(ii)	does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
5.3	Currency Indemnity
(a)	If any sum due from the Issuer under this Agreement (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

“First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Issuer; or
(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Issuer shall as an independent obligation, within five Business Days of demand, indemnify the Initial Subscriber to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion, including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	The Issuer waives any right it may have in any jurisdiction to pay any amount under this Agreement in a currency or currency unit other than that in which it is expressed to be payable.
5.4	Other Indemnities

The Issuer shall, within five Business Days of demand, indemnify the Initial Subscriber against any cost, loss or liability properly incurred by the Initial Subscriber (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a breach of the terms of this Agreement; or
(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.
6.	Costs and Expenses
6.1	Transaction Expenses

With effect from the date of this Agreement:

(a)

the Issuer shall be responsible for its own expenses and the fees and expenses of all third parties (including the Calculation Agent) appointed under or in connection with the Bonds of each Series, in connection with the preparation and execution of the Bond Documents and the issue and performance of the Bonds of each Series;

(b)

the Issuer shall be responsible for any costs and expenses (including legal fees) properly incurred by the Initial Subscriber in connection with the preparation and execution of the First Tranche Bond Documents and the consummation of the issuance of the First Tranche Bonds, provided that the amount payable by the Issuer under this paragraph shall not exceed an amount equal to [***] (or its equivalent in any other currency) (it being agreed that such limitation is without prejudice to any value added or similar tax payable thereon, which shall be borne by the Issuer). The Initial Subscriber shall be responsible for any costs and expenses so incurred by it in excess of such limitation;

(c)

the Issuer shall be responsible for any reasonable costs and expenses (including legal fees) properly incurred by the Initial Subscriber in connection with the preparation, negotiation or execution of any documents or instruments with the European Investment Bank in the context of the transactions envisaged by this Agreement; and

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(d)

the Issuer shall be responsible for any reasonable costs and expenses (including legal fees) properly incurred by the Initial Subscriber in connection with the preparation and execution of the Second Tranche Bond Documents and the consummation of the issuance of the Second Tranche Bonds.

6.2	Amendment Costs

If the Issuer requests an amendment, waiver or consent in respect of any of the Bond Documents and such requests for amendments, waivers or consents require legal fees to be incurred, the Issuer shall, within five Business Days of demand, reimburse the Initial Subscriber for the reasonable amount of such legal costs and expenses properly incurred by it in responding to, evaluating, negotiating or complying with that request or requirement.

6.3	Ongoing Costs

The Issuer shall, within five Business Days of demand, reimburse the Initial Subscriber for any reasonable costs and expenses incurred by the Initial Subscriber from time to time in connection with (a) its compliance with any terms of the Bond Documents applicable to it, and (b) its compliance with any applicable reporting obligations that it becomes subject to in connection with the execution or performance of any of the Bond Documents, including it becoming the beneficial owner of (and any subsequent disposal of) any Shares.

6.4	Enforcement Costs

The Issuer shall, within five Business Days of demand, pay to the Initial Subscriber the amount of all reasonable costs and expenses (including legal fees) incurred by the Initial Subscriber in connection with the enforcement of, or the preservation of any rights under, the Bonds of any Series and the Bond Documents.

7.	Representations and Warranties of the Issuer
7.1	Representations and Warranties

The Issuer makes the representations and warranties set out below in this Clause 7.1 to the Initial Subscriber in respect of the First Tranche Bonds on the date of this Agreement, on the First Tranche Closing Date and on each intervening day:

(a)	That:
(i)

no Public Statement (save as modified, supplemented or superseded by any other Public Statement) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ii)

all expressions of opinion, forecasts or estimates of the Issuer contained in any such Public Statements were made in good faith on reasonable grounds after due and careful consideration and all such forecasts, estimates and expressions of opinion, intention or expectation remain truly and honestly held;

(iii)

other than in respect of the matters which are the subject of this Agreement and the Equity Offering, none of the Issuer nor any of its directors or officers are, after due and careful consideration, aware of any non-public fact, circumstance or information that:

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(A)

constitutes Restricted Information with respect to the Bonds of either Series, the Shares, the Issuer or any of its Subsidiaries, or would reasonably be expected to become, required or obliged to publish or otherwise make available to the public pursuant to applicable laws and regulations (including under applicable listing requirements), whether to correct a misleading impression or otherwise to avoid behaviour which would constitute market abuse (in contravention of Regulation 596/2014/EU or any other applicable insider dealing or market abuse law) which has not been published;

(B)

relates to any actual, ongoing or pending claim, dispute, investigation or proceeding initiated by or otherwise involving Inspire Medical or its Subsidiaries or its affiliates and, to the best of the Issuer’s knowledge, no claim, dispute, investigation or proceedings are threatened or contemplated by Inspire Medical against the Issuer, its Subsidiaries or its affiliates; or

(C)

is currently, or would reasonably be expected to become, the subject of any application or request to delay disclosure or otherwise extend any deadline for mandatory disclosure under applicable law; or

(D)	if made public, would be likely to have a significant effect upon the market price of the Shares, and in respect of which the Issuer has delayed disclosure in compliance with applicable law; and
(iv)

the Issuer is in compliance with the rules for companies published by each Stock Exchange (including, but not limited to, continuing disclosure obligations) and all other rules of other stock exchanges which are applicable to it;

(v)

the Issuer does not have to publish or update a prospectus or a similar disclosure document which requires approval by a regulatory authority, neither in connection with the issue of the First Tranche Bonds, the issuance and delivery of Shares upon conversion of the First Tranche Bonds or upon exercise of any Share Settlement Option under the First Tranche Bonds, in each case under or pursuant to the Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017, as amended, any other applicable laws or regulations, or any rules and regulations of, or applicable to, each Stock Exchange;

(vi)

neither the Issuer nor any of its Subsidiaries nor any of their respective affiliates have entered into any commitment, term sheet, memorandum of understanding, agreement or other contract (whether binding or non-binding) in connection with any mergers, de-mergers, acquisitions or disposals of, or partnerships, joint ventures or similar arrangements in respect of, any businesses, properties and/or assets of the Issuer or any of its Subsidiaries, nor are they currently involved in negotiations or discussions that would contemplate their entry into any such transaction(s); and

(vii)

other than as disclosed in the Public Statements, neither the Issuer nor any of its Subsidiaries has entered into any contract or commitment or incurred any liability (including any contingent liability) which is (1) outside the ordinary course of business or (2) of an unusual or onerous nature;

(b)	that:

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(i)

the annual audited consolidated financial statements of the Issuer and its Subsidiaries for each of the two most recent financial years ended 31 December for which such audited consolidated financial statements have been published; and

(ii)

the interim condensed consolidated financial statements of the Issuer and its Subsidiaries as of and for the end of its most recent interim financial period in respect of which such financial statements are published, in each case, were prepared in accordance with the requirements of law and with IFRS accounting principles generally accepted in Belgium consistently applied and that they give a true and fair view of its assets, liabilities, financial position and results of the Issuer and its Subsidiaries (on a consolidated basis) as at the dates indicated;

(c)	that since the date falling on the end of its most recent financial year in respect of which audited consolidated financial statements are published:
(i)

the Issuer and its Subsidiaries do not have any contingent obligations (including any contingent payment obligations in respect of indebtedness of third parties), liabilities for taxes or other outstanding obligations or liabilities, fixed or contingent, which are material in the aggregate;

(ii)

there has been no change nor any development or event involving a prospective change which is materially adverse to the condition (financial or otherwise), business or general affairs, results of operations, properties or profitability of the Issuer and its Subsidiaries (taken as a whole) or the ability of the Issuer to perform its obligations under the First Tranche Bond Documents and the First Tranche Bonds; and

(iii)	none of the Issuer or any of its Subsidiaries has any material off-balance sheet financing, investments or liabilities to be disclosed in accordance with applicable laws or financial reporting rules;
(d)	that the Issuer and each of its Subsidiaries:
(i)	is not in violation of its certification of incorporation, articles of association or bylaws (or similar organisational or constitutional documents);
(ii)

is not in breach of any terms of, or in default under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, licence, order or other agreement or instrument to which it is a party or by which it or its property is bound and no event has occurred which with the giving of notice or lapse of time or other condition would constitute a default under any such indenture, mortgage, deed of trust, loan or credit agreement, lease, licence, order or other agreement or instrument;

(iii)

is not engaged (whether as defendant or otherwise) in, nor has the Issuer knowledge of the existence of, or any written threat of, any legal, regulatory, arbitration, administrative, governmental or other proceedings or investigations with respect to the Issuer or any of its Subsidiaries; and

(iv)

has not taken any action nor, to the best of their knowledge or belief having made all reasonable enquiries, have any steps been taken or legal proceedings commenced for the winding up or dissolution of the Issuer or any of its Subsidiaries;

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(e)	that:
(i)

the dematerialized Shares issued by the Issuer as at the date hereof are and traded on each Stock Exchange in compliance with all applicable listing rules and the Issuer is in compliance with all applicable listing rules relating to the Shares, and it has made all applicable regulatory filings in respect of the listing and admission to trading of the Shares with each Stock Exchange;

(ii)

there are no outstanding securities convertible into or exchangeable for, or subscription rights, warrants, rights or options to purchase from the Issuer or any of its Subsidiaries, or obligations, commitments or intentions of the Issuer or any of its Subsidiaries to create the same or to issue, sell or otherwise dispose of, any shares of the Issuer or of any of its Subsidiaries, other than pursuant to the Excluded Instruments and the First Tranche Bonds; and

(iii)

no authorisation, approval or consent of any governmental authority or agency of Belgium, the United States or of any other jurisdiction is required to effect dividend payments or distributions in respect of any Shares to be delivered upon conversion of the First Tranche Bonds or pursuant to any Share Settlement Option under the First Tranche Bonds;

(f)

that each of the Issuer and each of its Subsidiaries has been duly incorporated and is validly existing under the laws of its jurisdiction of incorporation and is not in liquidation, receivership, judicial reorganisation or bankruptcy and has full power and authority to own, lease and operate its properties and conduct its business, (in the case of the Issuer only) to execute and perform its obligations under the First Tranche Bond Documents and the First Tranche Bonds;

(g)

that the issue of the First Tranche Bonds, the issuance and delivery of Shares upon conversion of the First Tranche Bonds or upon exercise of any Share Settlement Option under the First Tranche Bonds and the execution and delivery of the First Tranche Bond Documents have been duly authorised by the Issuer and, in the case of the First Tranche Bonds, upon due execution, issue and delivery in accordance with the First Tranche Bond Instrument will constitute, and, in the case of the First Tranche Bond Documents, upon due execution and delivery (as applicable), constitute, legal, valid and binding obligations of the Issuer enforceable in accordance with their respective terms, subject to the laws of bankruptcy and other laws affecting the rights of creditors generally;

(h)

that the consummation of the Equity Offering, the execution and delivery of the First Tranche Bond Documents, the issuance and delivery of Shares upon conversion of the First Tranche Bonds or upon exercise of any Share Settlement Option under the First Tranche Bonds, the issue and distribution of the First Tranche Bonds in accordance with the First Tranche Bond Documents and the performance of the terms of the First Tranche Bonds and the First Tranche Bond Documents:

(i)

is not in breach of or will not conflict with, or result in a breach of or constitute a default under, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, licence, order or other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets are bound;

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(ii)

will not infringe any law, regulation, order, binding rule, or decree of any government, governmental or regulatory body or court, domestic or foreign, having jurisdiction over the Issuer or any of its Subsidiaries or any of their respective properties or assets;

(iii)	infringe the rules of any stock exchange on which securities of the Issuer (including the Stock Exchanges) are listed or contravene Belgian public policy; and
(iv)	are not contrary to the provisions of the constitutional documents of the Issuer or any of its Subsidiaries or corporate law generally applicable to companies in their country of incorporation;
(i)	that:
(i)	all of the Shares as at the date hereof have been duly and validly authorised and issued and are fully paid;
(ii)	none of the outstanding share capital of the Issuer has been issued in violation of any pre-emptive rights or similar rights of any shareholder;
(iii)

the board of directors of the Issuer has or will have authority to issue and allot, free from pre-emption rights, Shares to enable the conversion rights under the First Tranche Bonds to be satisfied in full pursuant to the First Tranche Conditions (including in respect of the exercise of any Share Settlement Option), and all other rights of subscription and conversion into Shares to be satisfied in full in accordance with the First Tranche Conditions;

(iv)

the Shares to be issued and/or delivered upon conversion of the First Tranche Bonds or pursuant to the exercise of a Share Settlement Option under the First Tranche Bonds will be fully paid and will not be subject to calls for further funds and will be free and clear of all liens, charges, pledges, encumbrances, security interest, claims and other third-party rights;

(v)

the Shares to be issued and/or delivered upon conversion of the First Tranche Bonds or pursuant to the exercise of a Share Settlement Option under the First Tranche Bonds will rank pari passu with the then outstanding Shares;

(vi)

the subscription of the First Tranche Bonds and all Shares to be issued and/or delivered upon conversion of the First Tranche Bonds or pursuant to the exercise of a Share Settlement Option under the First Tranche Bonds will not be subject to any pre-emptive, first-refusal or similar rights arising under applicable law or under the articles of association (or other constitutional documents) of the Issuer in force from time to time, and is not subject to other similar rights arising under applicable law or under such articles of association (or other constitutional document) of the Issuer; and

(vii)

except as provided by general provisions of Belgian law, there are no restrictions or limitations concerning the voting rights or transfers of the Shares, any declaration or payment of dividends or any other contributions statutorily due to the holders of the Shares whether pursuant to any agreement or otherwise;

(j)

all written information provided by or on behalf of the Issuer to the Initial Subscriber under or in connection with the First Tranche Bond Documents was true, complete and accurate in all material respects at the date it was provided or as at the date (if any) at which it is

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

stated to be given and did not omit any information which, if disclosed, might make that information untrue or misleading in any material respect;

(k)

that no event has occurred which would constitute (if the First Tranche Bond Documents had been duly executed and the First Tranche Bonds were issued and outstanding) an Event of Default, a Potential Event of Default or a Relevant Event (each as defined in the First Tranche Conditions);

(l)

that all required consents, approvals, authorisations, orders, filings, registrations or qualifications of or with any court or Governmental Authority or agency of Belgium, the United States or of any other jurisdiction that is applicable to the Issuer and its Subsidiaries have been given, fulfilled or done for or in connection with the execution, issue and distribution of the First Tranche Bonds and compliance by the Issuer with the terms of the First Tranche Bonds, the issuance and delivery of Shares upon conversion of the First Tranche Bonds or upon exercise of any Share Settlement Option under the First Tranche Bonds, or the execution and delivery of, and compliance with the terms of, the First Tranche Bond Documents;

(m)

that the Issuer and its Subsidiaries together own, possess or can acquire on reasonable terms, adequate Intellectual Property Rights necessary to conduct the business now operated by them, or presently employed by them and, to the best of the Issuer’s knowledge, have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights;

(n)

that there are no circumstances, facts or proceedings of which the Issuer or any of its Subsidiaries is aware which indicate that any licences, grants or legal or regulatory approvals, registrations or the like relating to any of their respective actual or prospective Intellectual Property Rights or work products are at a risk of being, have been or will be rejected or otherwise not be granted by the applicable licensing, regulatory, legal or other bodies;

(o)

that the Issuer’s and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, the “IT Systems”) operate and perform in all material respects as required in connection with the operation of their respective businesses as currently conducted and, to the best knowledge of the Issuer, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, other than those not reasonably expected to have a Material Adverse Effect. The Issuer and their respective Subsidiaries maintain commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and all personal, personally identifiable, sensitive, confidential or regulated data (the “Personal Data”) processed and stored thereon and, to the best knowledge of the Issuer, there have been no breaches, incidents, violations, outages, compromises or unauthorised uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, other than those not reasonably expected to have a Material Adverse Effect. The Issuer and their respective Subsidiaries are presently in compliance in all material respects with all applicable laws and statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

and to the protection of such IT Systems and Personal Data from unauthorised use, access, misappropriation or modification;

(p)

that all real estate currently owned, occupied or leased by the Issuer or any of its Subsidiaries is lawfully owned, occupied or leased by it and any real property held under lease by the Issuer or any of its Subsidiaries is held by them under valid, existing and enforceable leases and does not interfere with the use made or proposed to be made of such property and buildings by the Issuer or any of its Subsidiaries;

(q)

all statutory, municipal and other licences, franchises, consents, permits, approvals, orders, authorities and other concessions necessary and material for the carrying on of the businesses and operations of the Issuer and each of its Subsidiaries as now carried on and as previously carried on have been obtained (collectively, “Licences”) and are (or were at the relevant time) valid and subsisting;

(r)

all conditions applicable to any such Licence have been and are complied with and the Issuer and its Subsidiaries are not in breach of any such Licence, except where any such breach could reasonably be expected to result in the Issuer incurring Losses in an amount that is less than U.S.$250,000;

(s)	there are no circumstances or proceedings of which the Issuer is aware which indicate that:
(i)	any such Licence may be; or
(ii)	if determined adversely to the Issuer or any of its Subsidiaries, may cause any such Licence to be,

revoked, rescinded, modified, avoided or repudiated or not renewed, in whole or in part, in the ordinary course of events;

(t)	that:
(i)

neither the Issuer nor any of its Subsidiaries is in violation of any applicable statute, law, rule, regulation, ordinance or rule of civil or common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mould (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”);

(ii)	the Issuer and each of its Subsidiaries has all Authorisations required under any applicable Environmental Laws and is in compliance with their requirements;
(iii)

there are no pending or, to the knowledge and belief of the Issuer, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Law against it or any of its Subsidiaries;

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(iv)

to the best of the Issuer’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Issuer or any of its Subsidiaries relating to Hazardous Materials or Environmental Laws; and

(v)

in the ordinary course of its business, the Issuer periodically reviews the effect of Environmental Laws on the business, operations and properties of the Issuer and each of its Subsidiaries, in the course of which the Issuer identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, authorisation or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Issuer has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect;

(u)	that:
(i)

the Issuer and each of its Subsidiaries has in place all policies of insurance which in the reasonable opinion of the directors of the Issuer are sufficient and are customary for the conduct of their respective businesses as, and in the jurisdiction in which they are, currently operated and for compliance with all applicable requirements of law;

(ii)	such policies are in full force and effect;
(iii)	all premiums with respect to such policies which are due have been paid;
(iv)	no notice of cancellation or termination has been received with respect to any such policy; and
(v)	the Issuer and each of its Subsidiaries has complied with the terms and conditions of such policies;
(v)	that:
(i)

there are no claims by the Issuer or any of its Subsidiaries under any policy or instrument of insurance as to which any insurance company is denying liability or defending under a reservation of rights clause, and neither the Issuer nor any of its Subsidiaries has been refused any insurance coverage sought or applied; and

(ii)

neither the Issuer nor any of its Subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(w)	that:
(i)

the Issuer and its Subsidiaries have filed all tax returns, reports and other information required to be filed by it or have properly requested extension thereof, and the Issuer and its Subsidiaries have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

appropriate proceedings. The Issuer has made adequate charges, accruals and reserves in the applicable financial statements referred to in Clause 7.1(b) (Representations and Warranties) in respect of all income and franchise taxes for all periods as to which the tax liability of the Issuer or any of its Subsidiaries has not been finally determined;

(ii)

no transaction, stamp duty, stamp duty reserve, registration, transfer, documentary or other similar taxes or duties are payable by or on behalf of the Initial Subscriber in Belgium (except for a stamp duty of EUR 0.15 that is payable for each original copy of an agreement containing a debt obligation, indebtedness or security interest for the benefit of banks that is signed or registered in Belgium), the United States or any other jurisdiction in which the Issuer is resident or treated as doing business in for tax purposes in each case in connection with the authorisation, execution or delivery of the First Tranche Bond Documents, the authorisation, execution, issue or delivery of the First Tranche Bonds, the issuance and delivery of Shares upon conversion of the First Tranche Bonds or upon exercise of any Share Settlement Option under the First Tranche Bonds, or the performance of the obligations of the Issuer under the First Tranche Bond Documents and the First Tranche Bonds;

(iii)

the Issuer is and has been exclusively resident for all tax purposes and subject to taxation in Belgium only, and has not at any time been resident or had any branch, agency or permanent establishment in any other jurisdiction for any tax purpose and no tax authority has ever sought to assert the same;

(iv)

neither the Issuer nor any of its Subsidiaries has incurred any liability (or has committed any actions, or events have occurred, which would subject the Issuer or any of its Subsidiaries to a liability) in respect of any tax; and

(v)

neither the Issuer nor any of its Subsidiaries has paid nor is liable to pay nor has acted (directly or through an agent or other representative) in such manner as to incur a liability (or potential liability) to pay any interest or penalty in connection with any tax or otherwise paid any tax after its due date for payment or become liable to pay any tax;

(x)	that the Issuer and each of its Subsidiaries maintains a system of internal accounting controls which, in the reasonable opinion of the Issuer, is sufficient to provide reasonable assurance that:
(i)	transactions are executed in accordance with management’s general or specific authorisations;
(ii)

transactions are recorded as necessary to (A) permit preparation of financial statements in conformity with IFRS accounting principles generally accepted in Belgium, and (B) maintain accountability for assets; and

(iii)

the Issuer and each of its Subsidiaries has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity and provide a sufficient basis for the preparation of the Issuer’s consolidated financial statements in accordance with IFRS accounting principles generally accepted in Belgium;

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(y)

that neither the Issuer nor any of its Subsidiaries nor any of their respective directors, officers or employees nor, to the best of the Issuer’s knowledge, any agent or affiliate of the Issuer or any of its Subsidiaries is currently the subject or the target of any Sanctions or conducting business with any person, entity or country which is the subject or target of any Sanctions in a manner which is prohibited by such Sanctions;

(z)

that neither the Issuer nor any of its Subsidiaries nor any of their respective directors, officers or employees nor, to the best of the Issuer’s knowledge, any agent or affiliate of the Issuer or any of its Subsidiaries:

(i)

has engaged in any activity or conduct which would violate any applicable anti-bribery or anti-corruption laws or regulations (including. without limitation. to the extent applicable. the U.S. Foreign Corrupt Practices Act of 1977 or the rules and regulations promulgated thereunder. or under the UK Bribery Act 2010) (“Anti-Bribery and Anti-Corruption Laws”);

(ii)

has offered, promised, paid, received, requested or agreed to receive a bribe or other unlawful payment nor offered, promised or given any financial or other advantage to a public official (or to a third party) at the request or acquiescence of the public official in an attempt to influence them in their capacity as a public official to obtain or retain business, or to obtain an advantage in the conduct of business, where such offer, promise or payment is not permitted under applicable laws (a “Prohibited Payment”); and

(iii)

has been or is, to the best of the Issuer’s knowledge, subject to any investigation by any governmental entity, or any action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator with regard to any actual or alleged Prohibited Payment or violation of Anti-Bribery and Anti-Corruption Laws, and, to the best of the Issuer’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

The Issuer has instituted, maintains and enforces systems, controls, policies and procedures for the purpose of preventing it and its directors and officers, employees and any other persons acting on its or their behalf from engaging in any action in breach of Anti-Bribery and Anti-Corruption Laws;

(aa)

that the operations of the Issuer and each of its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes in Belgium, the European Union and of all jurisdictions in which the Issuer and each of its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency and which is binding on the Issuer or any of its Subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its Subsidiaries with respect to Money Laundering Laws is pending and, to the best of the Issuer’s knowledge, no such actions, suits or proceedings are threatened or contemplated. The Issuer has instituted, maintains and enforces systems, controls, policies and procedures for the purpose of preventing it and its directors and officers, employees and any other persons acting on its or their behalf from engaging in any action in breach of Money Laundering Laws;

(bb)	that the First Tranche Bonds will, upon issue, constitute direct, unconditional, unsubordinated (subject to Condition 1.4 (Subordination)) and unsecured obligations of

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

the Issuer ranking pari passu and rateably, without any preference among themselves, and at least equally with all other existing and future unsecured and unsubordinated obligations of the Issuer but, in the event of an insolvency of the Issuer, save for such obligations that may be preferred by provisions of law that are mandatory and of general application;

(cc)

that the Issuer has not entered, and will not enter, into any contractual arrangement with respect to the distribution of the First Tranche Bonds except for this Agreement and the Term Sheet or any supplementary or ancillary documentation related thereto;

(dd)

that neither the Issuer nor any of its Subsidiaries is engaged in any transactions with its directors, officers, management, shareholders, or any other person, including persons formerly holding such positions, on terms that are not available from other parties on an arm’s-length basis and otherwise are on ordinary commercial terms;

(ee)

that the issue and sale of the First Tranche Bonds by the Issuer on the First Tranche Closing Date will not result in a breach of any provisions relating to financial assistance, principles of corporate benefit or any similar analogous law or regulation in the jurisdictions of its incorporation which could invalidate the enforceability of the First Tranche Bonds;

(ff)

that the First Tranche Bonds and the issuance and delivery of Shares upon conversion of the First Tranche Bonds or upon exercise of any Share Settlement Option under the First Tranche Bonds have not been and will not be registered under the Securities Act and have not been registered or qualified under any state securities or “Blue Sky” laws of the states of the United States and, accordingly, the Issuer acknowledges that the First Tranche Bonds and the issuance and delivery of Shares upon conversion of the First Tranche Bonds or upon exercise of any Share Settlement Option under the First Tranche Bonds may not be offered or sold within the United States or to or for the account or benefit of U.S. persons except in accordance with Regulation S or pursuant to another exemption from the registration requirements of the Securities Act (terms used in this paragraph have the meaning given to them by Regulation S);

(gg)	that the Issuer is a “foreign issuer” (as such term is defined in Regulation S);
(hh)

that none of the Issuer nor any of its affiliates, nor any persons acting on any of their behalf, has engaged or will engage in any directed selling efforts (as defined in Rule 902(c) under the Securities Act) with respect to the First Tranche Bonds or the Shares issuable upon exercise of any Share Settlement Option under the First Tranche Bonds;

(ii)

each of the Issuer and its affiliates will comply with the offering restrictions requirement of Regulation S under the Securities Act and will not make any offers or sales of the First Tranche Bonds or the Shares issuable upon exercise of any Share Settlement Option under the First Tranche Bonds to a US person or for the account or benefit of a US person prior to the expiration of the 40 day distribution compliance period specified in Rule 903(b)(2) of Regulation S; and

(jj)

no registration under the Securities Act of the First Tranche Bonds and any Shares issued and delivered upon conversion of the First Tranche Bonds or upon exercise of any Share Settlement Option under the First Tranche Bonds will be required for the offer, sale and delivery of the First Tranche Bonds and any Shares issued and delivered upon conversion of the First Tranche Bonds or upon exercise of any Share Settlement Option under the First Tranche Bonds to the Initial Subscriber in the manner contemplated by the First Tranche Bond Documents.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

7.2	Representations and Warranties on the Second Tranche Closing Date
(a)

Subject to paragraph (b) below, the Issuer shall make the representations and warranties set out above in Clause 7.1 (Representations and Warranties) to the Initial Subscriber in respect of the First Tranche Bond and the Second Tranche Bonds on the date of the Second Tranche Request Notice and, by reference to the facts and circumstances then subsisting, on the Second Tranche Closing Date and each intervening day.

(b)

For the purposes of paragraph (a) above, the representations and warranties Clause 7.1 (Representations and Warranties) shall be deemed to be modified with effect from the date of the Second Tranche Request Notice as follows:

(i)	unless otherwise modified by this Clause:
(A)	any reference to the First Tranche Bonds shall be construed to include reference to the Second Tranche Bonds;
(B)	any reference to the First Tranche Bond Documents shall be construed to include reference to the Second Tranche Bond Documents;
(C)	any reference to the First Tranche Conditions shall be construed to include reference to the Second Tranche Conditions; and
(D)	any reference to the First Tranche Closing Date shall be construed to include reference to the Second Tranche Closing Date;
(ii)	Clause 7.1(k) (Representations and Warranties) shall be deleted in its entirety and replaced with the following words:

“that no event has occurred which would constitute (if the Second Tranche Bond Documents had been duly executed and the Second Tranche Bonds were issued and outstanding) an Event of Default, a Potential Event of Default or a Relevant Event (each as defined in the First Tranche Conditions and the Second Tranche Conditions);”;

(iii)	Clause 7.1(l) (Representations and Warranties) shall be deleted in its entirety and replaced with the following words:

“all required consents, approvals, authorisations, orders, filings, registrations or qualifications of or with any court or Governmental Authority or agency of Belgium, the United States or of any other jurisdiction that is applicable to the Issuer and its Subsidiaries have been given, fulfilled or done for or in connection with the execution, issue and distribution of the Second Tranche Bonds and compliance by the Issuer with the terms of the First Tranche Bonds and the Second Tranche Bonds, the issuance and delivery of Shares upon conversion of the First Tranche Bonds and the Second Tranche Bonds or upon exercise of any Share Settlement Option under the First Tranche Bonds and the Second Tranche Bonds, as the case may be, or the execution and delivery of, and compliance with the terms of, the First Tranche Bond Documents and the Second Tranche Bond Documents;”; and

(iv)	Clause 7.1(bb) (Representations and Warranties) shall be deleted in its entirety and replaced with the following words:

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

“that the Second Tranche Bonds will, upon issue, and the First Tranche Bonds currently constitute direct, unconditional, unsubordinated and unsecured obligations of the Issuer ranking pari passu and rateably, without any preference among themselves, and at least equally with all other existing and future unsecured and unsubordinated obligations of the Issuer but, in the event of an insolvency of the Issuer, save for such obligations that may be preferred by provisions of law that are mandatory and of general application;”.

8.	Representations of the Initial Subscriber

The Initial Subscriber represents, warrants and confirms to the Issuer on the date of this Agreement (in the case of the First Tranche Bonds) and on the date of its acceptance of a Second Tranche Notice Request (in the case of the Second Tranche Bonds) as follows:

(a)

that it has been duly incorporated and is validly existing and registered in its jurisdiction of incorporation and is not in liquidation, receivership or bankruptcy and it has full power and authority to execute and perform its obligations under this Agreement;

(b)

that it understands that the First Tranche Bonds, Second Tranche Bonds, the Shares to be issued and delivered upon conversion of the First Tranche Bonds or Second Tranche Bonds or upon exercise of any Share Settlement Option under the First Tranche Bonds or Second Tranche Bonds, as the case may be, have not been and will not be registered under the Securities Act or with any securities regulatory authority of any state or other jurisdiction of the United States and that any offer and sale of the First Tranche Bonds, Second Tranche Bonds, the Shares to be issued and delivered upon conversion of the First Tranche Bonds or Second Tranche Bonds or upon exercise of any Share Settlement Option under the First Tranche Bonds or Second Tranche Bonds, as the case may be, to it is being made in reliance on an exemption from, or in a transaction not subject to, the registration requirements of the Securities;

(c)

that its purchase of the First Tranche Bonds or Second Tranche Bonds, as the case may be, is lawful under the laws of the jurisdiction of its incorporation and the jurisdiction in which it operates (if different), and that such acquisition will not contravene any law, regulation or regulatory policy applicable to it;

(d)	that it is not a U.S. person (as such term is defined in Regulation S) and is not acting for the account or benefit of a U.S. person;
(e)	that it is not a “distributor” (as such term is defined in Regulation S);
(f)	that it is a “qualified investor” as defined under Article 2 of Regulation (EU) 2017/1129;
(g)

that it is acquiring the First Tranche Bonds or Second Tranche Bonds, as the case may be, for its own account, or for one or more accounts (and as to each of which it has authority to acquire the First Tranche Bonds or Second Tranche Bonds, as the case may be, and exercise sole investment discretion), for investment purposes, and not with a view to, or for resale in connection with, the distribution thereof, directly or indirectly, in whole or in part, in the United States in violation of the Securities Act and that neither it nor any account for which it is acting (if any) was formed for the specific purpose of acquiring the First Tranche Bonds or Second Tranche Bonds, as the case may be; and

(h)	that it understands that the First Tranche Bonds, Second Tranche Bonds, the Shares issuable upon conversion of the First Tranche Bonds or Second Tranche Bonds, or the

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Shares issuable upon exercise of any Share Settlement Option under the First Tranche Bonds or Second Tranche Bonds, as the case may be, may only be resold or otherwise transferred pursuant to an effective registration statement or in in a transaction exempt from, or not subject to, the registration requirements of the Securities Act, and in compliance with applicable state securities law, and that the Issuer is not required to register the First Tranche Bonds or the Second Tranche Bonds, as the case may be, under the Securities Act.

9.	Undertakings by the Issuer

The Issuer undertakes with the Initial Subscriber as follows:

(a)

it will forthwith notify the Initial Subscriber if at any time anything occurs which renders or which it is aware might reasonably be expected to render untrue or incorrect in any respect any of the representations and warranties contained in Clause 7 (Representations and Warranties);

(b)

to the extent that any amendments, variations or modifications are made to the constitutional documents (including its articles of association) of the Issuer, the Issuer shall forthwith promptly notify the Initial Subscriber and provide it with a copy of the updated documents and an explanation of the amendments, variations or modifications that have been made;

(c)	between either, as the case may be,
(i)	the date hereof and the First Tranche Closing Date (both dates inclusive); or
(ii)	the date of the Second Tranche Request Notice and the Second Tranche Closing Date (both dates inclusive),

it will not do any act or thing which, had the First Tranche Bonds or Second Tranche Bonds (as the case may be) then been in issue, would result in an adjustment to the Conversion Price (as defined in the First Tranche Conditions or the Second Tranche Conditions, as applicable). In the case of the First Tranche Bonds, the foregoing sentence shall not apply to any such adjustment to the Conversion Price which, had such First Tranche Bonds then been in issue, would have been triggered by the Equity Offering;

(d)	it will use the proceeds from the issue of the Bonds of each Series and the Equity Offering for general corporate purposes;
(e)

to the extent any the Shares issuable upon conversion of the Bonds of either Series, or the Shares issuable upon exercise of any Share Settlement Option under the Bonds of either Series are to be delivered to any holder of such Bonds pursuant to the terms of the relevant Bond Documents (as the case may be), that such Shares shall be freely tradeable shares under applicable securities laws at the time of delivery and will not bear legends noting restrictions as to resale of such securities under US federal or state securities laws nor be subject to stop transfer instructions and such Shares will delivered to the account identified by such holder of Bonds in DTC or Euroclear Belgium in accordance with the terms and in the manner contemplated by the relevant Bond Documents;

(f)	it will not, and it shall procure that its Subsidiaries will not, directly or indirectly use all or part of the proceeds of the offering of the Bonds of each Series and the Equity Offering, or

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

lend, contribute or otherwise make available all or part of such proceeds to any subsidiary, joint venture partner or other person:

(i)	to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of applicable Sanctions;
(ii)	to fund or facilitate any activities of or business in any country or territory, that is, or whose government is, the subject of any Sanctions at the time of such funding or financing;
(iii)	in any other manner that will result in a violation by the Issuer or any of its Subsidiaries of applicable Sanctions;
(iv)	in connection with any Prohibited Payment; or
(v)	in any manner that would contravene any applicable Money Laundering Laws and Anti-Bribery and Anti-Corruption Laws;
(g)

the Issuer will ensure that all announcements and documents published or statements made by it or on its behalf, which refer to the Initial Subscriber (including Heights Capital Management, Inc., Heights Capital Ireland, LLC and/or any of their respective affiliates) by name will only be made or published with the prior written consent of the Initial Subscriber (such consent to be withheld at the Initial Subscriber’s sole and absolute discretion) and will be true and accurate in all material respects and not misleading in any material respect and, where appropriate, will contain all information necessary for legal or regulatory purposes and all opinions included will be honestly held and given after due and careful consideration. Nothing in this paragraph shall restrict the Issuer from at any time making any disclosure or announcement which is required by any applicable law, regulation, stock exchange rule, judicial or regulatory order, or any tax authority or other Governmental Authority, provided that where such disclosure or announcement is required and, to the extent permitted by the relevant law, regulation, stock exchange rule, judicial or regulatory order, tax authority or other Governmental Authority, the Issuer shall promptly notify the Initial Subscriber and provide to the Initial Subscriber the relevant announcement, document or statement for its prior review and consent (such consent not to be unreasonably withheld, conditioned or delayed);

(h)

each of the Issuer and the Initial Subscriber acknowledge that the Issuer intends to publish (on one or more occasions) a public announcement in connection with its offering, sale and issuance of the First Tranche Bonds, the Second Tranche Bonds and the transactions contemplated by this Agreement, but in each case without referring to the Initial Subscriber (including Heights Capital Management, Inc., Heights Capital Ireland, LLC and/or any of their respective affiliates) by name (each such announcement, a “Transaction Press Release”). The Issuer hereby undertakings that it shall not:

(i)	publish or otherwise make available to the public any such Transaction Press Release without the contents thereof being approved in writing by the Initial Subscriber; and
(ii)	modify, vary, amend or otherwise change the content of any Transaction Press Release approved by the Initial Subscriber pursuant to paragraph (i) above without its prior consent in writing.

Nothing in this paragraph shall restrict the Issuer from at any time making any disclosure or announcement which is required by any applicable law, regulation, stock exchange rule,

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

judicial or regulatory order, or any tax authority or other Governmental Authority, provided that where such disclosure or announcement is required and, to the extent permitted by the relevant law, regulation, stock exchange rule, judicial or regulatory order, tax authority or other Governmental Authority, the Issuer shall promptly notify the Initial Subscriber and provide to the Initial Subscriber the relevant announcement, document or statement for its prior review and consent (such consent not to be unreasonably withheld, conditioned or delayed); and

(i)

between the date of this Agreement and the First Tranche Closing Date (inclusive), the Issuer shall comply, and the Issuer shall procure that each of its Subsidiaries will comply, with the provisions of Condition 2 (Covenants) of the First Tranche Conditions.

10.	Notices
10.1	Communications in Writing

Any communication to be made under or in connection with this Agreement or the Bonds of any Series shall be made in writing and, unless otherwise stated, may be made by email or letter.

10.2	Addresses

The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement or the Bonds of any Series is:

(a)	in the case of the Issuer:
Address:	[***]

Email:	[***]
Attention:	[***]

(b)	In the case of the Initial Subscriber:

CVI Investments, Inc.

Address:	[***]

Email:	[***]
Attention:	[***]

or any substitute address or email address or department or officer as the Party may notify to the other Parties by not less than five Business Days’ notice.

10.3	Effectiveness

Any notice given under this Agreement shall take effect, in the case of a letter, at the time of delivery, or in the case of email transmission, at the time of despatch (unless a delivery failure notification is received by the sender within 12 hours of sending such communication, in which case such notice shall be deemed not to have taken effect). If such delivery or despatch is made after 5:00 p.m. (Brussels time) or on a day which is not a Brussels business day (in respect of matters where only Brussels business days are specified) or Business Day (in respect of all other matters), such delivery shall be deemed to have been made on the next following Brussels business day or Business Day, as applicable.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

11.	Confidential Information
11.1	Confidentiality

Each Party agrees to keep all Bond Documents and their contents (the “Confidential Information”) strictly confidential and not to disclose any Confidential Information to any person, save to the extent permitted by Clause 11.2 (Disclosure of Confidential Information).

11.2	Disclosure of Confidential Information
(a)	Each Party may disclose Confidential Information:
(i)	on a confidential basis to the accountants, legal counsels and other professional advisors retained by the Issuer and the Initial Subscriber, respectively; or
(ii)

as required by applicable law, regulation, stock exchange rules, judicial or regulatory order, or any tax authority or other Governmental Authority, after consultation with the other Parties (to the extent permitted by the relevant law, regulation, stock exchange rule, judicial or regulatory order, tax authority or other Governmental Authority); or

(iii)	to the extent that one of the Parties needs to disclose the same for the exercise, protection of enforcement of its rights under the Bond Documents or the Bonds of any Series,

and no Party may disclose Confidential Information to any other person (other than, in the case of the Initial Subscriber, any of its affiliates, agents, management entities or funds under common management or control and having made them aware of the confidential nature of such disclosures) without the prior written consent of the other Parties.

(b)

Each Bondholder may disclose Confidential Information to any person (having made them aware of the confidential nature of such disclosure) in connection with the potential transfer of Bonds or assignment or novation of their rights, benefits and/or obligations under this Agreement and the Bonds of any Series (or discussions in relation thereto) to any potential transferee.

11.3	Restricted Information
(a)

The Issuer shall not (without first entering into a separate confidentiality agreement with the Initial Subscriber) provide the Initial Subscriber with any Restricted Information regarding the Bonds of each Series, the Shares, the Issuer or any of its Subsidiaries.

(b)

In relation to any Restricted Information disclosed by the Issuer (or on its behalf) to the Initial Subscriber on or prior to the First Tranche Closing Date, the Issuer shall (in consultation with the Initial Subscriber) do whatever is necessary to ensure that such Restricted Information is publicly disclosed to the market in accordance with applicable laws, regulations or rules (including, for the avoidance of doubt, by way of announcement through a Regulatory Information Service and Form 6-K (or similar)) or as otherwise may be effective so as to ensure that, by no later than the First Tranche Closing Date, the Initial Subscriber is no longer in possession of Restricted Information and is no longer restricted from trading in any securities or instruments of the Issuer or any of its Subsidiaries or any other person by reason of the receipt of that Restricted Information.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(c)

Notwithstanding Clause 11.3(b) above, the Issuer shall (in consultation with the Initial Subscriber) do whatever is necessary to ensure that such Restricted Information is publicly disclosed to the market in accordance with applicable laws, regulations or rules (including, for the avoidance of doubt, by way of announcement through a Regulatory Information Service and Form 6-K (or similar)) or as otherwise may be effective so as to ensure that, within two Brussels business days of written demand by the Initial Subscriber (acting reasonably) (which may be by email and in accordance with Clause 10 (Notices)), the Initial Subscriber is no longer in possession of Restricted Information and is no longer restricted from trading in any securities or instruments of the Issuer or any of its Subsidiaries or any other person by reason of the receipt of that Restricted Information.

12.	Payments

All payments in respect of the obligations of the Issuer under this Agreement shall be made free and clear of, and without withholding or deduction for or on account of, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of, any tax jurisdiction applicable to the Issuer or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as will result in the receipt by the Initial Subscriber of such amounts as would have been received by it if no such withholding or deduction had been required.

13.	Set-off and Counterclaims

The Issuer may not apply or perform any counterclaims or set-off against any payment obligations pursuant to this Agreement.

14.	Severability

If any provision in or obligation under this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (a) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Agreement, and (b) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Agreement.

15.	Remedies and Waivers

No failure or delay by any Party to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy.

16.	Assignment and Transfers
16.1	Assignments and Transfers by the Issuer

The Issuer may not assign any of its rights or transfer any of its rights or obligations under this Agreement.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

16.2	Assignments and Transfers by the Initial Subscriber

Without prejudice to any transfer restrictions regarding the First Tranche Bonds or Second Tranche Bonds set out in the relevant Bond Documents, the Initial Subscriber may assign any of its rights or transfer by novation any of its rights and obligations under this Agreement to:

(a)

any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the First Tranche Closing Date, directly or indirectly managed or advised by the Initial Subscriber’s investment manager or any of its affiliates or principals; or

(b)	any direct or indirect affiliates of the Initial Subscriber or any of the foregoing.
17.	Survival

The obligations of the Issuer pursuant to Clauses 5 (Indemnification of the Initial Subscriber), 6 (Costs and Expenses), 9 (Undertakings by the Issuer), 10 (Notices), 11 (Confidential Information), 12 (Payments), 14 (Severability), 15 (Remedies and Waivers), 18 (Amendments and Waivers), 19 (Counterparts), and 20 (Governing Law and Jurisdiction) shall survive any termination, cancellation or expiry of obligations under this Agreement (including, for the avoidance of doubt, following the consummation of this Agreement upon the occurrence of the First Tranche Closing Date or Second Tranche Closing Date, as the case may be).

18.	Amendments and Waivers

The Parties may, in their absolute discretion, agree in writing to any modification, alteration or addition to this Agreement.

19.	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

20.	Entire Agreement

This Agreement contains the entire agreement between the Parties with respect to the subject matter covered hereby and supersedes all earlier agreements and understandings, whether oral, written or otherwise, between the Parties.

21.	Governing Law and Jurisdiction
21.1	Governing Law

This Agreement, and any non-contractual obligations arising out of or in connection with it, are and shall be governed by, and construed in accordance with, English law.

21.2	Jurisdiction

The Issuer agrees for the benefit of the Initial Subscriber that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations arising out of or in

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

connection with this Agreement) (“Proceedings”) and, for such purposes, irrevocably submits to the jurisdiction of such courts. Nothing in this paragraph shall (or shall be construed so as to) limit the right of the Initial Subscriber to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings by the Initial Subscriber in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

21.3	Appropriate Forum

For the purpose of Clause 21.2 (Jurisdiction), the Issuer irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and agrees not to claim that any such court is not a convenient or appropriate forum.

21.4	Service of Process

The Issuer agrees that the process by which any Proceedings are commenced in England pursuant to Clause 21.2 (Jurisdiction) may be served on it by being delivered to Law Debenture Corporate Services Limited at its registered office from time to time. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall promptly appoint a further person in England to accept service of process on its behalf. Nothing in this paragraph shall affect the right of the Initial Subscriber to serve process in any other manner permitted by law.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Schedule 1

First Tranche Conditions Precedent

1.	Approvals and Authorisations
(a)	A copy of the deed of incorporation and the latest coordinated version of the articles of association of the Issuer.
(b)

A copy of (i) an extract from the Crossroads Bank for Enterprises (Kruispuntbank van Ondernemingen/Banque-Carrefour des Entreprises) and (ii) an online search on the website of the Central Solvency Register (Centraal Register Solvabiliteit/Registre Central de la Solvabilité), each of items (i) and (ii) above being no older than one Business Day prior to the date of this Agreement.

(c)	A certified copy of the resolutions of the general meetings of the shareholders of the Issuer authorising the board of directors of the Issuer to issue new Shares.
(d)	A certified copy of a resolution of the board of directors of the Issuer:
(i)

approving and ratifying the execution of the First Tranche Bond Documents, the issue of the First Tranche Bonds and the consummation of the transactions contemplated by the First Tranche Bond Documents and the Equity Offering;

(ii)	authorising a specified person or persons to execute the First Tranche Bond Documents to which it is a party on its behalf; and
(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the First Tranche Bond Documents to which it is a party.

(e)	A certified copy of the reports of the Issuer’s board of directors and statutory auditor related to the issue of the First Tranche Bonds
(f)

A copy of the nihil obstat letter from the Belgian Financial Services and Markets Authority related to the above reports or, in the case the Belgian Financial Services and Markets Authority has not responded within 15 calendar days after filing such reports, a certification in writing by the Issuer that no comments were raised by the Belgian Financial Services and Markets Authority.

(g)	A list of the specimen of the signature of each person authorised by the resolution referred to in paragraph (ii) above.
2.	Legal opinion
(a)	Legal opinion of NautaDutilh BV/SRL, legal advisers to the Issuer as to matters of Belgian law, substantially in a form and substance satisfactory to Initial Subscriber.
(b)	Legal opinion of the legal advisers to the Issuer as to matters of English law, substantially in a form and substance satisfactory to Initial Subscriber.
3.	Other documents and evidence

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(a)	An executed copy of each of the First Tranche Bond Documents (other than the First Tranche Bond Certificate).
(b)

A certificate dated the First Tranche Closing Date and signed by a Director of the Issuer certifying the truth and accuracy of the approvals and authorisations of the Issuer and an extract of the First Tranche Register, in substantially the form set out in Schedule 4 (Form of Corporate Certificate).

(c)

A certificate dated the First Tranche Closing Date and signed by a Director of the Issuer confirming, among other things, the matters specified in Clauses 3.1(a)(ii), 3.1(a)(iii) and 3.1(a)(iv) (Conditions Precedent to First Tranche Closing), substantially in the form set out in Schedule 5 (Form of Closing Certificate).

(d)

The satisfaction of all of the Initial Subscriber’s necessary “know your customer” and/or other similar checks under its internal requirements and applicable laws and regulations (which is currently expected to be provision of a completed W-8 BEN-E (or W-9) tax form from the Issuer or any other account recipient, contacts in the Issuer who can verify wire transfer details and signed bank account details on the Issuer’s letterhead), in relation to this Agreement, the First Tranche Bonds and the transactions contemplated thereby and the Issuer has provided all such relevant information in relation thereto.

(e)	A written acceptance of Law Debenture Corporate Services Limited of its appointment in respect of this Agreement and the First Tranche Bond Documents as set out therein.
(f)

Confirmation that the entering into of the First Tranche Bond Documents and issuance of the First Tranche Bonds and performance of obligations thereunder is not restricted by and does not result in any breach of or non-compliance with the terms of the agreements between the Issuer and the European Investment Bank (including as to which limb of paragraph 15 of Schedule H of the EIB Facility (as defined in the First Tranche Conditions) applies to the First Tranche Bonds), in a form and substance satisfactory to Initial Subscriber.

(g)

A copy of any other authorisation or other document, opinion or assurance which the Initial Subscriber considers (in good faith) to be reasonably necessary (if it has notified the Issuer accordingly within a reasonable time) in connection with the entry into and performance of the transactions contemplated by any First Tranche Bond Document or for the validity and enforceability of any First Tranche Bond Document.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Schedule 2

Second Tranche Conditions Precedent

1.	Approvals and Authorisations
(a)	A copy of the deed of incorporation and the latest coordinated version of the articles of association of the Issuer.
(b)

A copy of (i) an extract from the Crossroads Bank for Enterprises (Kruispuntbank van Ondernemingen/Banque-Carrefour des Entreprises) and (ii) an online search on the website of the Central Solvency Register (Centraal Register Solvabiliteit/Registre Central de la Solvabilité), each of items (i) and (ii) above being no older than one Business Day prior to the date of this Agreement.

(c)	A certified copy of the resolutions of the general meetings of the shareholders of the Issuer authorising the board of directors of the Issuer to issue new Shares.
(d)	A copy of a resolution of the board of directors of the Issuer:
(i)

approving and ratifying the execution of the Second Tranche Bond Documents, the issue of the Second Tranche Bonds and the consummation of the transactions contemplated by the Second Tranche Bond Documents;

(ii)	authorising a specified person or persons to execute the Second Tranche Bond Documents on its behalf; and
(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Second Tranche Bond Documents;

(e)	A certified copy of the reports of the Issuer’s board of directors and statutory auditor related to the issue of the Second Tranche Bonds.
(f)

A copy of the nihil obstat letter from the Belgian Financial Services and Markets Authority related to the above reports or, in the case the Belgian Financial Services and Markets Authority has not responded within 15 calendar days after filing such reports, a certification in writing by the Issuer that no comments were raised by the Belgian Financial Services and Markets Authority.

(g)	A list of the specimen of the signature of each person authorised by the resolution referred to in paragraph (ii) above.
2.	Legal opinion
(a)	Legal opinion of NautaDutilh BV/SRL, legal advisers to the Issuer as to matters of Belgian law, substantially in a form and substance satisfactory to Initial Subscriber.
(b)	Legal opinion of the legal advisers to the Issuer as to matters of English law, substantially in a form and substance satisfactory to Initial Subscriber.
3.	Other documents and evidence

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(a)	An executed copy of each of the Second Tranche Bond Documents (other than the Second Tranche Bond Certificate).
(b)

A certificate dated the Second Tranche Closing Date and signed by a Director of the Issuer certifying the truth and accuracy of the approvals and authorisations of the Issuer and an extract of the Second Tranche Register, in substantially the form set out in Schedule 4 (Form of Corporate Certificate).

(c)

A certificate dated the Second Tranche Closing Date and signed by a Director of the Issuer confirming, among other things, the matters specified in Clauses 4.6(a)(ii), 4.6(a)(iii) and 4.6(a)(iv) (Conditions Precedent to Second Tranche Closing), substantially in the form set out in Schedule 5 (Form of Closing Certificate).

(d)	A written acceptance of a Law Debenture Corporate Services Limited of its appointment in respect of the Second Tranche Bond Documents as set out therein.
(e)

Confirmation that the entering into of the Second Tranche Bond Documents and issuance of the Second Tranche Bonds and performance of obligations thereunder is not restricted by and does not result in any breach of or non-compliance with the terms of the agreements between the Issuer and the European Investment Bank (including as to which limb of paragraph 15 of Schedule H of the EIB Facility (as defined in the Second Tranche Conditions) applies to the Second Tranche Bonds), in a form and substance satisfactory to Initial Subscriber.

(f)

A copy of any other authorisation or other document, opinion or assurance which the Initial Subscriber considers (in good faith) to be reasonably necessary (if it has notified the Issuer accordingly within a reasonable time) in connection with the entry into and performance of the transactions contemplated by any Second Tranche Bond Document or for the validity and enforceability of any Second Tranche Bond Document.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Schedule 3

Form of Second Tranche Request Notice

To: CVI Investments, Inc. (the “Initial Subscriber”)

[●]1

To whom it may concern,

Second Tranche of €-denominated Amortising Senior Unsecured Convertible Bonds to be issued by Nyxoah SA (the “Issuer”)

1.

We refer to the Subscription Agreement between the Issuer and the Initial Subscriber dated 13 November 2025 (as amended or supplemented from time to time, the “Subscription Agreement”). This is a Second Tranche Request Notice. Terms defined in the Subscription Agreement have the same meaning in this Second Tranche Request Notice, unless otherwise defined herein.

2.	Subject to the terms and conditions of the Subscription Agreement, we hereby notify you that we shall issue, for your subscription, Second Tranche Bonds on the following terms:
(a)	Principal Amount of Second Tranche Bonds: €22,500,000[2]
(b)	Second Tranche Closing Date is [●] 20[●][3] (or such date as may be agreed in writing (including by email) between the Parties).
3.	This Second Tranche Request Notice is irrevocable.
4.	This Second Tranche Request Notice and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.
5.

The provisions of Clause 20 (Governing Law and Jurisdiction) of the Subscription Agreement shall apply (with any necessary changes to such provisions being made) to this Second Tranche Request Notice as if set out fully herein.

Yours faithfully,

____________________________

duly authorised
for and on behalf of
NYXOAH SA

[1]	Note: This Notice must be delivered no later than five Business Days prior to the proposed Second Tranche Closing Date.
[2]	Note: If the principal amount is intended to be less than €22,500,000, the Initial Subscriber’s agreement must be obtained before this notice is delivered.
[3]	Note: Must be no later than five Business Days from the date of this notice, unless otherwise agreed in writing by the Initial Bondholder.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Schedule 4

Form of Corporate Certificate

[Letterhead of the Issuer]

Corporate Certificate

CVI Investments, Inc.
c/o Heights Capital Management, Inc.
101 California Street, Suite 3250
San Francisco, CA 94111
United States of America

[Closing Date]

To whom it may concern,

Nyxoah SA (the “Issuer”)

€-denominated Amortising Senior Unsecured Convertible Bonds

I hereby certify that attached hereto is a true and up-to-date copy of:

(a)	the deed of incorporation and the latest coordinated version of the articles of association of the Issuer;

(b)

(i)	an extract from the Crossroads Bank for Enterprises (Kruispuntbank van Ondernemingen/Banque-Carrefour des Entreprises); and
(ii)	an online search on the website of the Central Solvency Register (Centraal Register Solvabiliteit/Registre Central de la Solvabilité),

in each case, not being older than one Business Day prior to the date hereof;

(c)	the resolutions of the general meetings of the shareholders of the Issuer authorising the board of directors of the Issuer to issue new Shares;
(d)	a resolution of the board of directors of the Issuer:
(i)

approving and ratifying the execution of the [First Tranche]/[Second Tranche] Bond Documents, the issue of the [First Tranche]/[Second Tranche] Bonds and the consummation of the transactions contemplated by the [First Tranche]/[Second Tranche] Bond Documents and the Equity Offering;

(ii)	authorising a specified person or persons to execute the [First Tranche]/[Second Tranche] Bond Documents to which it is a party on its behalf; and
(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the [First Tranche]/[Second Tranche] Bond Documents to which it is a party;

(e)	the certified reports of the Issuer’s board of directors and statutory auditor related to the issue of the [First Tranche]/[Second Tranche] Bonds;

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(f)	[the nihil obstat letter from the Belgian Financial Services and Markets Authority related to the above reports;][4]
(g)	the specimen of the signature of each person authorised by the resolution referred to in paragraph (ii) above; and
(h)	the [First Tranche]/[Second Tranche] Register.

Terms used herein and defined in the Subscription Agreement between the Issuer and CVI Investments, Inc. dated 13 November 2025 (as amended or supplemented from time to time) are used herein as so defined.

Yours faithfully,

duly authorised
for and on behalf of
NYXOAH SA

[4]	Delete if not applicable and include equivalent certification in the Closing Certificate.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Schedule 5

Form of Closing Certificate

[Letterhead of the Issuer]

Closing Certificate

CVI Investments, Inc.
c/o Heights Capital Management, Inc.
101 California Street, Suite 3250
San Francisco, CA 94111
United States of America

[Closing Date]

To whom it may concern,

Nyxoah SA (the “Issuer”)

€-denominated Amortising Senior Unsecured Convertible Bonds

In accordance with the Subscription Agreement between the Issuer and CVI Investments, Inc. dated 13 November 2025 (as amended or supplemented from time to time, the “Subscription Agreement”), the undersigned, being a duly authorised officer of the Issuer, hereby certifies that:

(a)	the representations and warranties of the Issuer in the Subscription Agreement are true, accurate and correct at, and as if made on, the date hereof;
(b)	the Issuer has in all material respects performed all of its obligations under the Subscription Agreement to be performed on or before the date hereof;
(c)	there has been no material breach of any of the obligations of the Issuer under the Subscription Agreement;
(d)	as at the date of this certificate, no Default is continuing or would result from the issue of the [First Tranche]/[Second Tranche] Bonds;
(e)	there has been no Material Adverse Change;
(f)

[no comments were raised by the Belgian Financial Services and Markets Authority in connection with the reports of the Issuer’s board of directors and statutory auditor relating to the issue of the [First Tranche]/[Second Tranche] Bonds;][5] and

(g)

the terms of the finance contract dated 3 July 2024 and the synthetic warrant agreement dated 15 July 2024 between the Issuer and the European Investment Bank in each case do not include any restrictions, prohibitions or other limitations that would impede or otherwise adversely affect the Issuer’s ability to make payments under the [First Tranche]/[Second Tranche] Bonds in cash.

[5]	Delete if not applicable.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Terms used herein and defined in the Subscription Agreement are used herein as so defined.

Yours faithfully,

duly authorised
for and on behalf of
NYXOAH SA